Filed pursuant to Rule 424(b)(3)
Registration No. 333-166990

PROSPECTUS SUPPLEMENT NO. 1

DATED NOVEMBER 16, 2010

TO PROSPECTUS DATED July 20, 2010

OCZ TECHNOLOGY GROUP, INC.

5,218,395 Shares of Common Stock

2,910,641 Shares of Common Stock issuable upon the exercise of outstanding Warrants

This prospectus supplement supplements the prospectus, dated July 20, 2010, of OCZ Technology Group, Inc. which is part of a registration statement on Form S-1 (File No. 333-166990) filed with the Securities and Exchange Commission relating to the public offering and sale of securities by the selling shareholders as described therein. This prospectus supplement should be read in conjunction with the prospectus, and this prospectus supplement is qualified by reference to the prospectus, except to the extent that the information provided by this prospectus supplement supersedes the information contained in the prospectus.

This prospectus supplement includes the attached Quarterly Report on Form 10-Q of OCZ Technology Group, Inc. for the quarterly period ended August 31, 2010, filed with the Securities and Exchange Commission on October 15, 2010 and the attached Current Report on Form 8-K of OCZ Technology Group, Inc. dated October 29, 2010 filed with the Securities and Exchange Commission on November 4, 2010.

This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with, the prospectus dated July 20, 2010 with respect to the securities described above, including any amendments or supplements thereto.

Investing in our common stock is highly speculative and involves a high degree of risk. You should consider carefully the risks and uncertainties in the section entitled “Risk Factors” beginning on page 6 of the prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus supplement is November 16, 2010

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 10-Q

QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
ACT OF 1934

For the quarterly period ended August 31, 2010

Commission File Number: 000-53633

OCZ TECHNOLOGY GROUP, INC.
(Exact name of Registrant as specified in its charter)

Delaware	04-3651093
(State or other jurisdiction	(I.R.S Employer
of incorporation or organization)	Identification No.)

6373 San Ignacio Avenue
San Jose, California	95119
(Address of Principal Executive	(Zip Code)
Offices)

(408) 733-8400
(Registrant's telephone number, including zip code)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒  No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Website, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). Yes ☐  No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐  No ☒

Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of the latest practicable date.

As of October 12, 2010, there were 26,674,102 shares of the registrant’s common stock, $0.0025 par value, outstanding, which is the only class of common stock of the registrant issued.

OCZ TECHNOLOGY GROUP, INC.
Table of Contents

PART I.  FINANCIAL INFORMATION

Item 1.  Financial Statements

OCZ Technology Group, Inc.
Consolidated Balance Sheets
($ in thousands)

	August 31, 2010	February 28, 2010
	unaudited

ASSETS
Current Assets:
Cash and cash equivalents	$2,604	$1,224
Accounts receivable, net of allowances of $2,108 and $2,853	28,107	20,380
Inventory, net	15,395	9,846
Note receivable	375	375
Deferred tax asset, net	-	836
Prepaid expenses and other current assets	2,514	1,811
Total current assets	48,995	34,472
Property and equipment, net	2,443	2,629
Intangible asset	53	88
Goodwill	9,989	9,954
Investment	668	668
Other assets	17	38
Total assets	$62,165	$47,849

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Loans payable	$13,074	$10,354
Note payable	250	500
Accounts payable	37,543	26,318
Accrued and other liabilities	4,572	4,389
Total current liabilities	55,439	41,561
Common stock warrant liability	529	-
Total Liabilities	55,968	41,561

Commitments and contingencies	-	-

Stockholders' equity:
Preferred stock, $0.0025 par value; 20,000,000 shares authorized; 0 and 60,990 shares issued and outstanding as of August 31, 2010 and February 28, 2010 respectively	-	-
Common stock, $0.0025 par value; 120,000,000 shares authorized; 26,622,436 and 21,278,643 shares issued and outstanding as of August 31, 2010 and February 28, 2010 respectively	66	53
Additional paid-in capital	44,196	31,862
Accumulated translation adjustment	(166)	(164)
Accumulated deficit	(37,899)	(25,463)
Total stockholders' equity	6,197	6,288
Total liabilities and stockholders' equity	$62,165	$47,849

See accompanying notes to the Consolidated Financial Statements.

OCZ Technology Group, Inc.
Consolidated Statements of Operations
(In thousands, except per share amount)

	Three Months Ended		Six Months Ended
	August 31,		August 31,
	unaudited		unaudited
	2010	2009	2010	2009

Net revenues	$38,045	$37,795	$72,328	$73,566
Cost of revenues	36,425	31,534	66,544	63,610
Gross profit	1,620	6,261	5,784	9,956

Sales and marketing	3,642	2,552	6,377	5,208
Research and development	1,694	1,204	3,258	2,694
General, administrative and operations	4,852	3,806	8,121	7,555
Total operating expenses	10,188	7,562	17,756	15,457
Operating income (loss)	(8,568)	(1,301)	(11,972)	(5,501)
Other income (expense) - net	(8)	(65)	(11)	69
Interest and financing costs	(626)	(373)	(1,168)	(626)
Adjustment to the fair value of common stock warrants	2,450	-	1,551
Income (loss) before income taxes	(6,752)	(1,739)	(11,600)	(6,058)

Income tax expense (benefit)	836		836	(1)
Net income (loss)	$(7,588)	$(1,739)	$(12,436)	$(6,057)

Net income (loss) per share:
Basic	$(0.29)	$(0.08)	$(0.48)	$(0.28)
Diluted	$(0.29)	$(0.08)	$(0.48)	$(0.28)

Shares used in per share computation:
Basic	26,600	21,300	25,800	21,300
Diluted	26,600	21,300	25,800	21,300

See accompanying notes to the Consolidated Financial Statements.

OCZ Technology Group, Inc.
Consolidated Statements of Cash Flow
(In thousands)

	Six Months Ended
	August 31,
	2010	2009
	unaudited	unaudited

Cash flows from operating activities:
Net income (loss)	$(12,436)	$(6,057)
Adjustments to reconcile net income/(loss) to net cash provided by operating activities:
Depreciation of property and equipment	528	483
Amortization of intangibles	35	56
Bad debt expense	496	232
Stock-based compensation	384	390
Fair value adjustment of stock warrants	(1,551)	-
Adjustment to deferred tax asset	836	-
Non-cash write-off of leasehold improvements	-	102
Non-cash inventory reserve	2,796	-
Changes in operating assets and current liabilities:
Accounts receivable	(8,223)	3,406
Inventory	(8,345)	4,424
Prepaid expenses and other assets	(704)	67
Accounts payable	11,225	(3,568)
Accrued and other liabilities	183	393
Net cash (used in) provided by operating activities	(14,776)	(72)

Cash flows from investing activities:
Purchases of property and equipment	(342)	(555)
Decrease (increase) in deposits	21	39
Business acquisition earn out payments	(35)	(241)
Net cash used in investing activities	(356)	(757)

Cash flows from financing activities:
Issurance of common stock	13,957	8
Proceeds from employee stock programs	87	-
Proceeds from bank loan, net	2,720	870
Increase (repayment) of shareholder loan	(250)	500
Net cash provided by (used in) financing activities	16,514	1,378

Effect of foreign exchange rate changes on cash and cash equivalents	(2)	(45)
Net increase in cash and cash equivalents	1,380	504
Cash and cash equivalents at beginning of period	1,224	420
Cash and cash equivalents at end of period	$2,604	$924

Supplemental disclosures:
Interest paid	$545	$331

See accompanying notes to the Consolidated Financial Statements.

Note 1 – Basis of Presentation

The accompanying interim condensed consolidated financial statements of OCZ Technology Group, Inc, a Delaware corporation (“OCZ” or the “Company”), are unaudited and have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. In the opinion of management, all adjustments (consisting of normal and recurring adjustments) considered necessary for a fair statement of the consolidated financial position of the Company at August 31, 2010, the consolidated statements of operations for the three and six months ended August 31, 2010 and 2009, and the consolidated results of cash flows for the six months ended August 31, 2010 and 2009 have been included. These interim condensed consolidated financial statements do not include all of the information and footnotes required by GAAP for complete financial statements and, therefore, should be read in conjunction with the consolidated financial statements and related notes contained in the Company’s most recent Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”). The February 28, 2010 balances reported herein are derived from the audited consolidated financial statements included in the Company’s Form 10-K. The results for the interim periods are not necessarily indicative of results to be expected for the full year.

The condensed consolidated financial statements of the Company include the accounts of the Company’s subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

The preparation of financial statements in conformity with GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities (e.g., sales returns, bad debt and inventory reserves and asset impairments), disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. The Company’s reported revenues are net of reserves for price protection, sales returns and sales and marketing incentives. Actual results could differ from those estimates.

The Company incurred losses substantially in excess of our internal forecasts in the second quarter and in the year to date results largely because of significant pricing concessions to sell certain portions of its memory products.  The Company is in the process of de-emphasizing a significant portion of this product line.  The results of the Company’s SSD product sales were a positive development and the Company expects these results to continue to be strong into the foreseeable  future.  The Company expects that it will continue to incur weak margins on its  commodity based DRAM products, though it believes it has reduced its inventory costs through valuation reserves recorded in the second quarter of fiscal 2011 such that it will not generate significant losses on these sales.

The Company has used $14.7 million of cash in our operating activities for the six months ended August 31, 2010 compared to $72,000 of cash used in our operating activities for the six months ended August 31, 2009.  This substantial increase in cash used in operating activities, was financed by the $16.5 million in cash from financing activities in the six months ended August 31, 2010 compared to $1.4 million in cash flow from financing activities for the six months ended August 31, 2009.  The Company may seek additional credit availability under our existing Factoring Loan Agreements and will be looking to generate cash flow from operations to service our debt, support working capital needs, finance capital investment and increase research and development. The Company could be required, or could elect, to seek additional funding through public or private equity or debt financing and additional funds may not be available on terms acceptable to us or at all.

The Company’s ability to generate cash depends on many factors beyond our control.  The Company’s  ability to make payments on its debt and to fund working capital requirements, capital expenditures and research and development efforts will depend on its ability to generate cash in the future.  The Company’s historical financial results have been, and it expects its future financial results will be, subject to substantial fluctuation based upon a wide variety of factors, many of which are not within its control.  If it does not generate sufficient cash flow from operations to satisfy its debt obligations, it may have to undertake alternative financing plans, such as refinancing or restructuring our debt, selling assets, reducing or delaying capital investments or seeking to raise additional capital.  Also, certain of these actions would require the consent of its lenders.  The terms of our financing agreements contain limitations on its ability to incur debt.  The Company cannot provide assurance that any refinancing would be possible, that any assets could be sold, or, if sold, of the timing of the sales and the amount of proceeds realized from those sales, or that additional financing could be obtained on acceptable terms, if at all, or would be permitted under the terms of its various debt instruments then in effect.  The Company’s inability to generate sufficient cash flow to satisfy its debt obligations, or to refinance its obligations on commercially reasonable terms, would have an adverse effect on its business, financial condition and results of operations.

2.	Summary of significant accounting policies

Principles of consolidation

The consolidated financial statements include the financial statements of OCZ and its subsidiaries, OCZ Canada and OCZ Ireland.  All material intercompany balances and transactions have been eliminated upon consolidation.

Use of estimates

On an ongoing basis, OCZ evaluates its estimates, including, among others, those related to bad debts and allowances, inventories and related reserves, investments, income taxes, warranty obligations, stock compensation, contingencies and litigation.  OCZ bases its estimates on historical experience and on other assumptions that OCZ believes are reasonable under the circumstances, the results of which form the basis for OCZ’s judgments about the carrying values of assets and liabilities when those values are not readily apparent from other sources.  Estimates have historically approximated actual results.  However, actual results will differ from these estimates under different assumptions and conditions.

Cash equivalents

For the purposes of the statement of cash flows, OCZ considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Concentration of credit risks

Financial instruments which potentially subject OCZ to concentrations of credit risk consist of cash and cash equivalents and accounts receivable.  OCZ maintains credit insurance on the majority of its receivables.  During the periods presented herein, OCZ had deposits in banks in excess of the Federal Deposit Insurance Corporation insurance limit.  OCZ has not experienced any losses in such accounts, and does not believe it is exposed to any significant risk on trade receivables, cash and cash equivalents.

Comprehensive income

Comprehensive income consists of net income (loss) and other comprehensive income (loss).  Other comprehensive income (loss) consists of foreign currency translation adjustments, which are also recognized as a separate component of stockholders’ equity.

Trade accounts receivable and allowance for doubtful accounts

Accounts receivable is stated at the net amount which management expects to collect after providing allowances for doubtful accounts, sales payments and sales credits based on an evaluation of a customer’s specific financial situation.  These allowances amounted to approximately $ 2.1 million as of August 31, 2010 and $2.85 million as of February 28, 2010. Historically, OCZ has not charged interest on past due accounts.

Notes Receivable

On August 31, 2009, OCZ was issued notes receivable related to the sale of various tangible and intangible property. These notes have the following principal amounts and mature on the following dates:  $375,488 due July 31, 2010 which will be extended for one year, $105,727 due August 31, 2011 and $414,200 due August 31, 2014. The non-current notes receivable are shown as part of the “Investment” caption on the balance sheet and are stated at the net amount which management expects to collect after providing a valuation allowance.

Inventory

Inventory is valued at the lower of cost or market with cost determined using the average cost method.  Inventory consists of raw materials, work in progress and finished goods.

OCZ writes down inventory for slow moving and obsolete inventory based on assessments of future demands and market conditions as well as the condition of product on hand. As stated in our August 24, 2010 announcement, we have discontinued the sale of certain commodity level DRAM module products, an inventory reserve of approximately $2.8 million was recorded as of August 31, 2010. This reserve is intended to account for the estimated net realizable value for pricing and production yield variances.

Property and equipment

Property and equipment are carried at cost, net of accumulated depreciation.  The cost of maintenance and repairs is expensed as incurred.  Depreciation of property and equipment is provided using the straight line method over the estimated useful lives of the assets as follows:

Vehicles	3 years
Furniture and fixtures	3 — 5 years
Equipment	3 — 5 years
Leasehold improvements	Shorter of term of lease or asset life

Goodwill and Intangibles

Goodwill represents the excess of the purchase price over the estimated fair value of the identifiable tangible and intangible net assets acquired in business acquisitions.  Goodwill is reviewed at least annually for impairment as of the last day of February, or more frequently if events and circumstances indicate that the asset might be impaired, in accordance with ASC Topic 350, Intangible – Goodwill and Other .  The brand name intangible assets are being amortized over a 4-year period.  Subsequent payments made for any contingent consideration are charged to goodwill if the acquisition was made prior to the fiscal year ended February 28, 2010, in accordance with the December 2007 revisions to SFAS No. 141 (ASC Topic 805).  For tax purposes, goodwill is deductible over a 15-year period.

In accordance with the provisions of ASC Topic 805, Business Combinations , OCZ allocates the purchase price to the tangible and intangible assets acquired, liabilities assumed, and in-process research and development based on its estimated fair values.  Management makes significant estimates and assumptions, which are believed to be reasonable, in determining the fair values of certain assets acquired and liabilities assumed, especially with respect to intangible assets.  These estimates are based on historical experience and information obtained from the management of the acquired companies and are inherently uncertain.  Critical estimates in valuing certain of the intangible assets include, but are not limited to, future expected cash flows from product sales, customer relationships, acquired developed technologies and patents, expected costs to develop the in-process research and development into commercially viable products and estimated cash flows from the projects when completed, expected life of the core technology and discount rates.  Unanticipated events and circumstances may occur which may affect the accuracy or validity of such assumptions, estimates or actual results.

Impairment of long-lived assets

OCZ reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not become recoverable.  If and when the sum of the expected future undiscounted cash flows is less than the carrying amount of the asset, an impairment loss is recognized.

Income taxes

Income taxes are accounted for using an asset and liability approach whereby deferred tax assets and liabilities are recorded for differences in the financial reporting bases and tax bases of OCZ’s assets and liabilities.  If it is more likely than not that some portion of deferred tax assets will not be realized, a valuation allowance is recorded.  Due to the additional losses sustained in the quarter ending August 31, 2010, the valuation allowance applied to net deferred tax assets was increased by $836,000 resulting in a zero carrying value for deferred tax assets.

GAAP prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return.  Tax positions shall be initially recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities.  Such tax positions shall be initially and subsequently measured as the largest amount of tax benefit that is greater than 50% likely of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and all relevant facts. It is management's policy to recognize interest and penalties related to tax uncertainties to income tax expense. OCZ has no amounts accrued for interest or penalties as of August 31, 2010 or February 28, 2010 and does not expect the total amount of unrecognized tax benefits to significantly change in the next 12 months.

OCZ Canada pays taxes in Canada.  OCZ does not file consolidated tax returns.

All tax periods after the fiscal year ended December 31, 2005 remain open and subject to audit by the IRS and the State of California.

Fair value of financial instruments

OCZ’s financial instruments consist primarily of cash, cash equivalents, accounts receivable, accounts payable and bank loans and factoring arrangements.  The carrying values of these financial instruments approximate fair value as they are short-term to mature.

In September 2006, the FASB issued FASB Accounting Standards Codification (“ASC”) 820, Fair Value Measurements and Disclosures, which defines fair value, establishes a framework for measuring fair value in GAAP, and expands disclosures about fair value measurements. ASC 820 does not require any new fair value measurements, but provides guidance on how to measure fair value by providing a fair value hierarchy used to classify the source of the information.

ASC 820 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three levels as follows:

▪	Level 1: Financial assets and liabilities whose values are based on unadjusted quoted market prices for identical assets and liabilities in an active market that the Company has the ability to access.

▪
Level 2: Financial assets and liabilities whose values are based on quoted prices in markets that are not active or model inputs that are observable for substantially the full term of the asset or liability.

▪	Level 3: Financial assets and liabilities whose values are based on prices or valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement.

	Level I	Level II	Level III
Fair Value of common stock warrants	-	-	$ (529,000)

OCZ’s value assigned to the note receivable and investment are based on amounts determined in conjunction with the sale of various tangible and intangible assets.  A discussion of the valuation technique used to measure fair value for the common stock warrants is in Note 10 as part of the “Warrants” section.

Revenue recognition

OCZ records all of its product sales net of allowances for returns, product rebates, sales credits, and market development funds.  Revenue is recognized when there is persuasive evidence of an arrangement, product shipment by a common carrier has occurred, risk of loss has passed, the terms are fixed and collection is probable.  OCZ generally uses customer purchase orders and/or contracts as evidence of an arrangement and the underlying payment terms to determine if the sales price is fixed.

Probability of collection is assessed for each customer as it is subjected to a credit review process that evaluates its financial position, ability to pay, and the potential coverage by OCZ’s credit insurer.  If it is determined from the outset of an arrangement that collection is not probable, the customer is required to pay cash in advance of shipment.  OCZ also purchases credit insurance for the majority of its accounts.  OCZ provides for price protection credits on a case-by-case basis after assessing the market competition and product technology obsolescence.  These credits are recorded as a reduction to revenue at the time OCZ reduces its product prices.

Deferred income

OCZ offers terms to certain customers which defer recognition of a sale transaction until such time that OCZ’s customer sells the product to its customers.  At August 31, 2010 and the February 28, 2010, OCZ has shipped merchandise totaling $854,000 and $453,000, respectively, to a certain customer under such arrangement.  The sales and related cost of revenues have been removed from the financial statements and the income shown as deferred income.  Deferred income as of August 31, 2010 and February 28, 2010 was $164,000 and $95,000, respectively; which are included in accrued and other liabilities.

Marketing cooperative arrangements

OCZ has arrangements with resellers of its products to reimburse the resellers for cooperative marketing costs meeting specified criteria.  In certain arrangements, OCZ records advertising costs meeting specified criteria within sales and marketing expenses in the accompanying consolidated statements of operations.  For those reimbursements that do not meet the criteria for advertising costs, the amounts are recorded as a reduction to sales in the accompanying consolidated statements of operations.

Research and development costs

Costs of researching and developing new technology or significantly altering existing technology are expensed as incurred.

Shipping and handling

Historically, amounts billed to customers for shipping and handling have been de minimus.  For the six months ended August 31, 2010 and 2009  these amounts were $32,000 and$93,000, respectively, and were accounted for as a reduction in general, administrative and operations expense.

Advertising

Advertising costs are expensed as incurred and in the six months ended August 31, 2010 and 2009 were $1.51 million and$1.46 million, respectively.  Advertising costs are included in sales and marketing expense.

Foreign currency translation

Substantially all of OCZ’s sales are invoiced in U.S. dollars.

The accounts of OCZ’s operations in Canada are maintained in Canadian dollars.  All of OCZ’s other accounts are maintained in U.S. dollars.  Assets and liabilities are translated into U.S. dollars at rates in effect at the balance sheet date.  Net revenues, cost of revenues and expenses are translated at weighted average rates during the reporting period.  Foreign currency transaction gains/(loss) of approximately $(15,000) and  $106,000are included in other income or expense in the accompanying statement of operations for the six months  ended August 31, 2010 and 2009, respectively.

Product warranties

OCZ offers its customers warranties on certain products sold to them.  These warranties typically provide for the replacement of its products if they are found to be faulty within a specified period.  Concurrent with the sale of products, a provision for estimated warranty expenses is recorded with a corresponding increase in cost of goods sold.  The provision is adjusted periodically based on historical and anticipated experience.  Actual expense of replacing faulty products under warranty, including parts and labor, are charged to this provision when incurred.

Stock-based compensation

OCZ uses the Black-Scholes model to determine the fair value of stock options on the date of grant and recognizes compensation expense for stock options on a straight-line basis over the period earned and vested.  Restricted stock grants are measured based on the fair market value of the underlying stock on the date of grant and compensation expense for restricted stock grants is recognized on a straight-line basis over the requisite service period.

The amount of compensation expense recognized using the Black-Scholes model requires OCZ to exercise judgment and make assumptions relating to the factors that determine the fair value of its stock option grants.  The fair value calculated by this model is a function of several factors, including the grant price, the expected future volatility and the expected term of the option and the risk-free interest rate of the option.  The expected term and expected future volatility of the options require judgment.  In addition, OCZ is required to estimate the expected forfeiture rate and only recognize expense for those stock options expected to vest.  OCZ estimates the forfeiture rate based on historical experience and to the extent its actual forfeiture rate is different from its estimate, share-based compensation expense is adjusted accordingly.

Since OCZ’s stock-based compensation plan was established in December 2004, all options have been issued at or above the estimated fair market value so that there is no intrinsic value to be expensed.  Stock based compensation charged to expenses was $383,000 and $390,000 for the months ended August 31, 2010 and 2009 , respectively.  As of the fiscal quarter ended August 31, 2010, compensation costs related to non-vested options amounted to approximately $1.415 million and will be recognized in the periods to August 31, 2015 over a weighted average term of 11 months.

The fair value of options grants was determined using the Black-Scholes option pricing model with the following weighted average assumptions. There were no grants in the six months ended August 31, 2010.

	Three Months Ended
	August 31, 2010	Six Months Ended August 31, 2010	Fiscal Year Ended February 28, 2009
Expected dividend	0%	0%	0%
Risk free interest rate	2.01%	2.02%	2.80%
Expected volatility	43%	45%	40%
Expected life (in years)	4.46	4.32	4.24

3.	Recent accounting pronouncements

There were no recent accounting pronouncements which were deemed relevant to OCZ’s operations.

4.	Inventory

Inventory consists of the following:

	August 31, 2010 (in thousands)	February 28, 2010 (in thousands)
Raw materials	$5,569	$3,246
Work in progress	7,951	5,319
Finished goods	1,875	1,281
	$15,395	$9,846

The August 31, 2010 balances are net of a $2.8 million additional inventory reserve taken in connection with our discontinued commodity level DRAM module products.

5.	Property and equipment

Net property and equipment consists of the following:

	August 31, 2010 (in thousands)	February 28, 2010 (in thousands)
Vehicles	$134	$135
Furniture and fixtures	37	38
Equipment	4,812	4,471
Leasehold Improvements	439	439
	5,422	5,083
Less: accumulated depreciation	(2,979)	(2,454)
	$2,443	$2,629

Depreciation expense for the three months ended August 31, 2010 and 2009 and the fiscal year ended February 28, 2010 amounted to $528,000, $483,000 and $1.0 million, respectively.

6.	Goodwill and other intangible assets

Goodwill represents the excess of the purchase price over the estimated fair value of the identifiable tangible and intangible net assets acquired in business acquisitions.

An impairment loss would be recognized to the extent that the carrying amount exceeds the implied fair value of the goodwill.  This is determined in a two step process. The first step compares the carrying amount of the net assets (including goodwill) of the reporting unit to its fair value.  If fair value exceeds the carrying amount of net assets, goodwill is not considered to be impaired and the second step of the impairment test is not required.  If the carrying amount of net assets exceeds the reporting unit’s fair value, the second step of the impairment test is undertaken to measure the amount of impairment loss, if any.  In determining fair value, consideration is first given to quoted market prices of OCZ’s stock and where this is not available the estimate of fair value will be based upon the best information available and consideration of other valuation techniques.

The second step measures the amount of impairment loss by comparing the implied fair value of goodwill with the carrying amount of that goodwill.  An impairment loss is recognized to the extent the carrying amount of goodwill exceeds the implied fair value of that goodwill.  The implied fair value of goodwill is determined by allocating fair value in a manner similar to a purchase price allocation applied in a business combination.  The residual fair value after this allocation is the implied fair value of goodwill.

Once a goodwill impairment loss is recognized, the adjusted carrying amount of goodwill shall be the new accounting basis and there is no subsequent reversal of previously recognized goodwill impairment loss in future years.

Changes in the carrying amount in goodwill and other intangible assets are summarized as follows:

	Goodwill (in thousands)	Other Intangible assets (in thousands)
Cost
As at February 28, 2010	$10,796	$446
Additions during the period for acquisition earn out payment	35	—
As at August 31, 2010	$10,831	$446

Accumulated Amortization/Impairment
As at February 28, 2010	$842	$358
Amortization/Impairment for the period	—	35
As of August 31, 2010	$842	$393

Net carrying value
As at February 28, 2010	$9,954	$88
As at August 31, 2010	$9,989	$53

Other intangible assets

Intangible assets totaling $280,000(PC Power and Cooling, Inc.) allocated to trade name and trade marks from the above acquisitions are being amortized over 48 months on the straight-line basis.  The remaining balance of intangible assets relating to the acquisition of the Hypersonic PC Systems assets was written off as of February 28, 2010.  Amortization expense during the six months ended August 31, 2010 and 2009 was $35,000 and $56,000, respectively.

The expected amortization for the future periods is as follows:

Fiscal years ending February 28,
(6 months) 2011	$35,000
2012	18,000
$53,000

7.	Accrued expenses

Accrued expenses consist of the following:

	August 31, 2010 (in thousands)	February 28, 2010 (in thousands)
Professional fees	$166	$230
Interest expense	49	50
Mail in rebate provision	259	544
Sales marketing program	1,461	741
Employee related expenses	620	522
Customer warranty provision	197	358
Uninvoiced goods and services	1,141	1,196
Other liabilities	679	748
Total accrued expenses	$4,572	$4,389

8.	Commitments and contingencies

Lease commitments.

OCZ and its subsidiaries lease office and warehouse facilities under lease terms expiring at various dates through 2013.  Rent expense amounted to $387,000 and $391,000 for the six months ended August 31, 2010 and 2009, respectively.  As of August 31, 2010, the future minimum payments due under these non cancellable lease agreements are as follows:

Fiscal years ending February 28/29	(in thousands)
(6 months) 2011	$374
2012	380
2013	41
$795

Contingencies.

In 2009, OCZ received inquiries from the U.S. Department of Commerce and the Federal Bureau of Investigation regarding the potential re-export of its products from the United Arab Emirates into Iran.  OCZ consequently launched an internal investigation performed by outside counsel.  The investigation concluded that while between 2004 and 2008, OCZ maintained a relationship with a distributor in the United Arab Emirates, OCZ has not found any specific facts confirming these suspicions or any information about when such re-exports would have occurred or who may have received the products.  However, OCZ did provide approximately $500 in sales support materials to the distributor in connection with a sales presentation in Iran.  OCZ has terminated its relationship with this distributor.

The investigation separately discovered that in 2007 and 2008, in a total of three instances, OCZ sent one of its high speed Reaper memory module products free of charge as either samples or replacement parts to individuals in Iran and an individual who claimed an address in Cuba but subsequently changed the address to one in Mexico.

OCZ had also received information that a distributor in Lebanon to whom it sold Neural Impulse Actuators September 2008 may have re-exported one of these units into Syria and in general was interested in distributing its products in Syria, but OCZ has not found specific facts confirming when such re-export would have occurred or who may have received the product.  OCZ has terminated its relationship with this distributor.

OCZ has voluntarily disclosed these transactions to the U.S. Department of Commerce and the U.S. Department of the Treasury and has cooperated fully with requests for information from these entities as well as the Federal Bureau of Investigation.  Should the U.S. government allege that OCZ has violated the Iranian Transaction Regulations and/or Export Administration Regulations, the maximum fine for each violation that OCZ could be subject to would be the greater of $250,000 or two times the value of the illegal transaction.  Based on the list price of the products in question, OCZ believes the maximum fine per violation would be $250,000.  OCZ believes, however, there is a good faith basis for leniency if any fines are assessed, given the relatively small number of units and revenue at issue, its full cooperation with the U.S. government and its immediate attention to rectifying the underlying causes of the problems.  As a result of the discovery of these events, OCZ has implemented more stringent export control procedures to prevent inadvertent transfers and retransfers to sanctioned countries. At this time, OCZ cannot determine an estimated cost, or range of costs, that may be incurred upon resolution of this matter.  Accordingly, no provision has been provided for this matter.

In July 2010, OCZ received notice that a former vendor had filed legal proceedings in Taiwan demanding payment for materials which the Company contends were defective. While the Company plans to vigorously defend itself, an accrual was made as of August 31, 2010 for $1.25 million which the Company believes is the maximum exposure to this matter.

9.	Bank loan and notes payable

In November 2007, OCZ obtained a bank line of credit facility with Silicon Valley Bank ( “SVB”) in the initial amount of $10 million which was subsequently increased to $12 million during 2008 (the “SVB Credit Facility”).  SVB had a lien on essentially all OCZ’s assets as collateral and requires periodic operational reporting in lieu of any financial covenants other than tangible net worth, as defined.  In February 2009, in connection with the execution of an Amendment, the SVB Credit Facility was reduced to $10 million because OCZ was not in compliance with two financial covenants that SVB waived.

In order to replace the SVB Credit Facility, in July 2009, OCZ entered into a Sale of Accounts and Security Agreement with Faunus Group International, Inc, pursuant to which OCZ may factor its foreign receivables up to $10 million in the aggregate (as amended, the “ FGI Agreement ”).  Additionally, in July 2009, OCZ entered into a Loan and Security Agreement with Silicon Valley Bank (as amended, the “ SVB Agreement ” and collectively with the FGI Agreement, the “ Factoring Loan Agreements ”) to factor all its domestic receivables up to $10 million in the aggregate.  The SVB Agreement also capped the aggregate debt under both Factoring Loan Agreements to $14 million until May 10, 2010 at which time the $14 million cap was increased to $17.5 million.  Under the Factoring Loan Agreements, OCZ has guaranteed its obligations there under and has pledged substantially all of its assets as security.  As of August 31, 2010, the outstanding loan balances under the Factoring Loan Agreements were $13 million in the aggregate.

Under the SVB Agreement, OCZ can borrow an amount up to75% of the value of its approved factored customer invoices.  Interest is payable monthly on the aggregate of the face amounts of the unpaid factored customer invoices each month.  SVB also charges a monthly collateral handling fee based upon the unpaid factored customer invoices each month.  The rate of interest and the amount of the collateral handling fee is dependent upon OCZ’s Quick Ratio which is defined for this purpose as OCZ’s cash, marketable securities and accounts receivable divided by its current liabilities.  If OCZ’s Quick Ratio is greater than 0.75:1.00 in any month, the applicable interest rate is SVB Prime plus 2.25% per annum and the collateral handling fee is 0.10%.  If OCZ Quick Ratio is less than 0.75:1.00 in any month, the applicable interest rate is SVB Prime plus 2.75% per annum and the collateral handling fee is 0.45%.  The SVB Agreement requires that OCZ maintain a minimum Quick Ratio of at least 0.50:1.00.  Receivables are subject to recourse in the event of nonpayment by the customer.

Under the FGI Agreement, OCZ can borrow an amount up to 75% of the value of its approved factored customer invoices.  Interest is payable each month on the aggregate of the face amounts of the unpaid factored customer invoices at a rate greater of 8.00% per annum or 3.00% above the rate of interest designated by FGI as its selected “Prime Rate” or “Base Rate”, as the case may be (currently based upon the Wall Street Journal, Money Rates Section).  Additionally, FGI charges a collateral management fee equal to 0.58% of the average monthly balance of the face amount of the outstanding unpaid factored customer invoices.  If OCZ fails to maintain minimum monthly borrowings of at least $2.5 million, FGI will assess a deficiency charge in an amount equal to charges that would apply had it maintained a $2.5 million borrowing minimum for the applicable month less the actual charges paid for such month.  FGI has the option under the FGI Agreement of buying customer invoices without recourse.  To date, FGI has not done so and OCZ doesn’t anticipate that it will do so.  Receivables are subject to recourse in the event of nonpayment by the customer.

In order to provide some bridge financing as these new financing arrangements were established, in August 2009 OCZ borrowed $500,000 from its Chief Executive Officer, Ryan M. Petersen, at 7.5% interest per annum.  The loan is repayable in equal installments in February 2010 and September 2010.  Mr. Petersen waived payment of the February 2010 installment until April 2010, at which time he was paid the $250,000 principal amount plus interest accrued through April 2010.  The loan was repaid in full as scheduled in September 2010.

10.	Stockholders’ Equity

The numbers of shares and their prices have been adjusted to reflect a 1-for-2.5 stock reverse split that took place in September 2009.

In November 2008, OCZ issued 339,200 shares as part of a capitalization of $200,000 of an acquisition related note in favor of Douglas A. Dodson.

During the quarter ended November 30, 2009, the Board of Directors granted options to purchase an aggregate of 1,630,400 shares of OCZ’s common stock under OCZ’s stock option plan with the exercise price of $1.28 per share. These options were granted in reliance on Rule 701 of the Securities Act.

During the fiscal year ended February 28, 2010, OCZ issued 60,990 shares of its Series A preferred stock at $5.00 per share, which were converted into 62,733 shares of common stock on May 4, 2010.  These shares were issued in reliance on Rule 506 of the Securities Act.  In addition, OCZ also issued warrants to purchase up to 140,520 shares of its Series A preferred stock at $5.00 per share, which warrants were converted, on May 4, 2010, into warrants to purchase 144,541 shares of common stock at $4.86 per share.  Such warrants were issued in reliance on Regulation S of the Securities Act.

During the fiscal years ended February 28, 2009 and February 29, 2008, approximately 74,000 and 328,528 shares of common stock, respectively, were issued in connection with the exercise of stock options.  There were no stock option exercises during the fiscal year ended February 28, 2010 or in the three months ended August 31, 2010

In March 2010, OCZ issued 5,151,662 shares of its common stock at $3.00 per share, and 29,710 shares of common stock in connection with certain services received.  OCZ also issued warrants to purchase up to 2,575,833 shares of its common stock at $5.25 per share.  In addition, OCZ issued to a placement agent a warrant to purchase up to 154,550 shares of its common stock at $3.00 per share and, if such a warrant were exercised, the holder of such warrant would be entitled to receive another warrant to purchase up to 77,275 shares of its common stock at $5.25 per share.  See “Warrants” below in this footnote 10 for more detail.  All of these shares of common stock and warrants were issued in reliance on Rule 506, Regulation D, of the Securities Act.

In connection with OCZ’s March 2010 fund raising, OCZ entered into a registration rights agreement which required OCZ to file a registration statement with the SEC no later than May 21, 2010, to register 5,151,662 shares of its common stock and 2,575,833 shares of its common stock issuable upon exercise of certain warrants.  The registration statement was filed with the SEC on May 21, 2010.

In April 2010, OCZ granted options to purchase an aggregate of 330,000 shares of its common stock under OCZ’s stock option plan with the exercise price of $4.35 per share, which was the fair market value per share on the date of grant

In May 2010, all shares of OCZ’s Series A preferred stock and all warrants to purchase shares of Series A preferred stock were converted into shares of common stock and warrants to purchase shares of common stock, respectively. Under the terms of OCZ’s certificate of incorporation with respect to OCZ’s Series A Preferred Stock, each share of Series A Preferred Stock was to be automatically converted into shares of common stock on the sixtieth (60 th ) trading day following the commencement of trading of OCZ’s common shares on a public stock exchange, including OTCBB (“ Mandatory Conversion ”). The trading of OCZ’s common shares commenced on OTCBB on February 10, 2010, and the 60 th trading day following the commencement of trading was May 4, 2010. The number of shares of OCZ’s common stock issued upon Mandatory Conversion was determined by dividing $5.00 by the Denominator Price, which was determined as follows: If the sixty (60) day per share average closing price of OCZ’s common stock on such public stock exchange (the “ 60 Day Average ”) is between $3.00 and $5.00, then the Denominator Price will be the 60 Day Average. Based on the 60 Day Average of $4.86, and after taking into account fractional shares, on May 4, 2010, 60,990 shares of OCZ’s Series A preferred stock were converted into 62,733 shares of OCZ’s common stock, and warrants to purchase 140,520 shares of OCZ’s Series A preferred stock were converted into warrants to purchase 144,541 shares of OCZ’s common stock at $4.86 per share.

The following table summarizes shares outstanding for the six months ended August 31, 2010 and the fiscal year ended February 28, 2010.

	Six Months Ended	Fiscal Year Ended
	August 31, 2010	February 28, 2010
	(in thousands)	(in thousands)
Shares outstanding, beginning	21,278	21,278
Weighted-average shares issued	4,492	-
Series A Preferred stock converted	30	-
Weighted-average shares, basic	25,800	21,278
Effect of dilutive stock options and warrants	-	-
Weighted-average shares, diluted	25,800	21,278

Stock incentive plan

In December 2004, OCZ adopted a stock incentive plan with 1,800,000 shares of common stock authorized for issuance.  The shares subject to the stock incentive plan was subsequently increased to 5,232,873.  The shares issued under the plan may be  subject to forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Board may determine.  The options granted will expire in a term not to exceed 10 years.

The following table summarizes option activity for the six months ended August 31, 2010.

		Number of			Weighted
	Shares	shares			Average
	available	under	Exercise	Total	Exercise
	for grant	option	Price	$	Price

Balance at February 28, 2010	1,659,614	2,779,111	$-	$6,122,218	$2.20

New Authorized	-	-	-	-	-

Options granted	(632,842)	632,842	4.35	1,435,500	3.58

Options exercised	-	(99,688)	.63-1.28	162,281	.97

Options forfeited	408,015	(408,015)	$1.05-$8.28	(812,900)	2.78

Balance at August 31, 2010	1,434,787	2,904,250	-	$7,157,234	$2.46

The following table summarizes information about stock options outstanding and exercisable:

	August 31, 2010	February 28, 2010
Exercise price range	$0.40-$8.53	$0.40-$8.53
Shares outstanding	2,904,250	2,779,111
Weighted average exercise price	$2.46	$2.20
Weighted average contractual life	8.2 years	8.4 years
Shares exercisable	1,453,279	1,287,695
Weighted average exercise price	$2.72	$2.76
Weighted average contractual life	7.3 years	7.5 years

Warrants

OCZ issued warrant instruments on April 28, 2006, June 12, 2006 and October 12, 2006 to Merchant John East Securities Limited (f/k/a John East & Partners Limited) as part of fee arrangements relating to its initial and follow-on offerings on AIM and a previous private placement. The remaining warrants are convertible into an aggregate of 142,577 shares of OCZ’s common stock, of which warrants to exercise 97,354 shares expire on September 16, 2013, and warrants to exercise the remaining shares expire on June 21, 2011. The exercise prices of the shares subject to warrants are 121.88 pence (approximately $1.85 at current exchange rates) for 45,223 shares, 162.50 pence (approximately $2.47 at current exchange rates) for 92,194 shares and 200.00 pence (approximately $3.04 at current exchange rates).

OCZ issued warrant instruments in January and February 2010 to various investors in connection with a lockup agreement. These warrants are convertible into an aggregate of 140,520 shares of OCZ’s Series A preferred stock and expire between July 20 and August 24, 2010 at the exercise price of $5.00 per share. On May 4, 2010, all of these warrants were converted into warrants to purchase 144,541 shares of OCZ’s common stock with an exercise price of $4.86 per share. None of the warrants were exercised and they all have expired as of August 31, 2010.

In March 2010, OCZ issued warrants to purchase up to 2,575,833 shares of its common stock at $5.25 per shares.  In addition, OCZ issued to a placement agent a warrant to purchase up to 154,550 shares of its common stock at $3.00 per share and, if such a warrant were exercised, the holder of such warrant would be entitled to receive another warrant to purchase up to 77,275 shares of its common stock at $5.25 per share.  All of these warrants will expire on March 23, 2015.

The warrants for the 2,575,833 shares contain certain provisions which cause them to be classified as derivative liabilities  pursuant to Accounting Standards Codification subtopic 815-40, “Derivatives and hedging—Contracts in Entity’s Own Equity”  (ASC 815-40).  Accordingly, upon issuance the warrants were recorded as a derivative liability and valued at a fair market value of $2,081,000 which also reduced the proceeds assigned to the equity shares issued in the fund raising. The fair value of these warrants was decreased to $529,000 at August 31, 2010 which resulted in the recognition of a non-cash adjustment of $1,551,000 in the Statement of Operations for the six months ended August 31, 2010. OCZ is required to continue to adjust the warrants to fair value through current period operations for each reporting period.

The fair value of the warrants at March 23, 2010 was calculated using the Black-Scholes model with the following assumptions: Dividend yield: 0%, Volatility: 47%, Expected life: 5 years, Risk free rate: 2.02%, and a current share price of $3.00. At August 31, 2010 the assumptions were: Dividend yield: 0%, Volatility: 43%, Expected life: 4.50 years, Risk free rate: 1.33%, and a current share price of $1.93.

The following table summarizes warrant activity for the fiscal year ended February 28, 2010 and the six months ended August 31, 2010.

				Weighted
				average
	Number	Exercise	Total	exercise
	of shares	price	$	Price
Balance at February 28, 2010	283,097	$2.25-$5.00	$1,101,028	$3.89

Warrants granted	2,807,658	3.00-5.25	14,392,467	5.13

Warrants exercised	-	-	-	-

Warrants forfeited	(144,541)	4.86	(702,469)	4.86

Balance at August 31, 2010	2,946,214	$2.25-5.25	$14,791,026	$5.02

11.	Employee savings and retirement plan

OCZ has a 401(k) plan, known as the “ OCZ Pension Plan ..”  Eligibility to participate in the plan is subject to certain minimum service requirements.  Employees may voluntarily contribute up to $16,500 per annum (or $22,000 for individuals over 50 years of age), being the IRS maximum and OCZ may make matching contributions as determined by the Board in a resolution on or before the end of the fiscal year.  Any contributions by OCZ are immediately 100% vested.  OCZ did not make any contributions in six months ended August 31, 2010 or 2009.

12.	Segment and geographic information

OCZ operates in a single industry segment and has three product groups comprised of memory processing, power supplies/other, and SSD storage.

The following table sets forth the revenues for each of OCZ’s product groups for the six months ended August 31, 2010 and August 31, 2009:

	Three Months Ended		Six Months Ended
	August 31,		August 31,
Product Group	2010	2009	2010	2009
	(in thousands)		(in thousands)

SSD	$20,187	$11,146	$33,536	$21,631
Memory	12,605	17,342	27,637	34,705
Power Supplies/other	5,253	9,307	11,155	17,230
Total	$38,045.00	$37,795.00	$72,328.00	$73,566.00

OCZ’s revenues by major geographic area (based on shipping destination) were as follows:

	Three Months Ended		Six Months Ended
	August 31,		August 31,
	2010	2009	2010	2009
	(in thousands)		(in thousands)

United States	$16,955	$13,645	$33,578	$28,532
Canada	2,105	2,146	4,115	3,808
Europe/Middle East/Africa	14,500	15,870	26,709	29,348
Rest of World	4,485	6,134	7,906	11,878
Total	$38,045	$37,795	$72,308	$73,566

During the six months ended August 31, 2010 and 2009, sales to one customer represented 20% and 17%, respectively of net revenues.

ITEM 2.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Cautionary Statement

The following is a discussion of the financial condition and results of operations for our fiscal quarter ended August 31, 2010, herein referred to as “the August 2010 quarter.” Unless the context indicates otherwise, as used herein, the terms “we,” “us,” “OCZ,” the “Company” and “our” refer to OCZ Technology Group, Inc. on a consolidated basis.  References to “$” are to United States dollars ..

You should read this discussion in conjunction with financial information and related notes included elsewhere in this report. We operate and report financial results on a fiscal year ending on the last day of February.  Except as noted, references to any fiscal year mean the twelve-month period ending on February 28/29 of that year.

Some of the statements and assumptions included in this Quarterly Report on Form 10-Q are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 or Section 21E of the Securities Exchange Act of 1934, each as amended, including, in particular, statements about our plans, strategies and prospects and estimates of industry growth for the fiscal quarter ending August 31, 2010 and beyond. These statements identify prospective information and include words such as “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects” and similar expressions. These forward-looking statements are based on information available to us as of the date of this report. Current expectations, forecasts and assumptions involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks, uncertainties and other factors may be beyond our control. In particular, the decline in global economic conditions poses a risk to our operating and financial performance as consumers and businesses have, and may continue to, defer purchases in response to tighter credit and negative financial conditions. Such risks and uncertainties also include the impact of the variable demand, particularly in view of current business and economic conditions; dependence on our ability to successfully qualify, manufacture and sell our disk drive products in increasing volumes on a cost-effective basis and with acceptable quality, particularly our new disk drive products with lower cost structures; the impact of competitive product announcements; our ability to achieve projected cost savings; and our ability to rapidly increase our manufacturing capacity in pace with our competitors if demand for disk drives increases.  We also encourage you to read our Annual Report on Form 10-K as filed with the U.S. Securities and Exchange Commission (“SEC”) on May 20, 2010, as it contains information concerning risk, uncertainties and other factors that could cause results to differ materially from those projected in the forward-looking statements. These forward-looking statements should not be relied upon as representing our views as of any subsequent date and we undertake no obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

Our Management’s Discussion and Analysis of Financial Condition and Results of Operations (MD&A) is provided in addition to the accompanying condensed consolidated financial statements and notes to assist readers in understanding our results of operations, financial condition and cash flows.

Overview

We are a leading provider of high performance Solid State Drives (“ SSDs ”) and Memory Modules for computing devices and systems.  Founded in 2002, we are incorporated in Delaware and have our headquarters in San Jose, California and offices in Canada, The Netherlands, and Taiwan.  Our fiscal year ends on the last day of February.

Historically, we primarily sold high performance memory modules to individual computing enthusiasts through catalog and online retail channels.  However, SSDs have emerged as a strong market alternative to conventional disk drive technology and are rooted in much of the same basic technological concepts as our legacy memory module business.  Today, as part of a diversification strategy, which began in fiscal year 2009, our product mix is significantly more weighted toward the sale of SSDs and the SSD product line has become central to our business. In fact, in August 2010, we announced that we were discontinuing certain commodity level DRAM module products. As a result, our target customers are increasingly enterprises and original equipment manufacturers (or “ OEMs ”).

In addition to our SSD and Memory Module product lines, we design, develop, manufacture and sell other high performance components for computing devices and systems, including thermal management solutions, AC/DC switching power supplies (or “PSU’s”) and computer gaming solutions.  We offer our customers flexibility and customization by providing a broad array of solutions which are interoperable and can be configured alone or in combination to make computers run faster, more reliably, efficiently and cost effectively.  Through our diversified and global distribution channel, we offer more than 450 products to 323 customers, including leading retailers, etailers, OEMs and computer distributors.

Our ten largest customers measured by net revenues for our quarter ended August 31, 2010 are listed as follows in alphabetical order:

Amazon.com

D & H Distributing Company

Magnell Associate Inc. dba Newegg.com

Maxcom Memory GmbH

MEMORYWORLD GmbH & Co., KG

Micro Center Corporation

Micro Peripherals LTD

Netlink Computer Inc.

SYX Distribution Inc.

Tech Data Service GmbH

These ten customers represented approximately 53% our net revenue for the six months ended August 31, 2010.  Our largest customer is Magnell Associates Inc. dba NewEgg.com, which represented approximately 20% of our revenue for the six months ended August 31, 2010.  No other customer was responsible for 10% or more of our net revenues.

We develop flexible and customizable component solutions quickly and efficiently to meet the ever changing market needs and provide superior customer service.  We believe our high performance computer components offer the speed, density, size and reliability necessary to meet the special demands of:

▪	industrial equipment and computer systems;

▪	computer and computer gaming and enthusiasts;

▪	mission critical servers and high end workstations;

▪	personal computer (“ PC ”) upgrades to extend the useable life of existing PCs;

▪	high performance computing and scientific computing;

▪	video and music editing;

▪	home theatre PCs and digital home convergence products; and

▪	digital photography and digital image manipulation computers.

We perform the majority of our research and development efforts in-house, which increases communication and collaboration between design teams, streamlines the development process and reduces time-to-market.

We commenced operations in 2002 and shares of our common stock began trading on AIM in June 2006.  On April 28, 2006, we amended our certificate of incorporation to, among other matters, effect a 3-for-1 forward stock split.  In May 2007, we acquired PC Power and Cooling, Inc., a privately-held manufacturer of power supplies that was based in San Diego, California.  We now offer both PC Power and Cooling, Inc. and OCZ branded power supplies.  In October 2007, we acquired substantially all of the assets of Silicon Data Inc., doing business as Hypersonic PC Systems, a privately-held manufacturer of high performance gaming PCs and laptops aimed at the computer gaming community that was based in Great Neck, New York.  In March 2009, we amended our certificate of incorporation primarily to increase the number of authorized shares and eliminate a number of provisions which required us to comply with various United Kingdom laws in the case of, among other things, takeovers and tender offers.  On April 1, 2009, following appropriate stockholder approval, we voluntarily delisted our common stock from trading on AIM.  On January 14, 2010, our common stock was listed on the Over The Counter Bulletin Board (“OTCBB”), and from February 10, 2010 to April 22, 2010, our common stock was traded on the OTCBB.  Since April 23, 2010, our common stock has been traded on The NASDAQ Capital Market.

As of August 31, 2010, we had approximately 360 customers, most of which are distributors, system integrators, retailers and etailers in 60 countries.

In September 2009, we sold all inventory, patents and other assets related to our Neural Impulse Actuator product line to BCInet, Inc., a Delaware corporation, in exchange for notes with principal amounts in the aggregate of $895,415 and shares of BCInet, Inc.’s Series A preferred stock, representing a 27% equity stake in BCInet, Inc.  Also in September 2009, we amended our certificate of incorporation to affect a 1-for-2.5 reverse stock split.  All share amounts in this document have been adjusted for the effect of this reverse split.

Results of Operations for Three and Six Months Ended August 31, 2010 and 2009

The following table sets forth our financial results, as a percentage of net revenues for the periods indicated.

	Three Months Ended		Six Months Ended
	August 31,		August 31,
	unaudited		unaudited
	2010	2009	2010	2009

Net revenues	100.0%	100.0%	100.0%	100.0%
Cost of revenues	95.7%	83.4%	92.0%	86.5%
Gross profit	4.3%	16.6%	8.0%	13.5%

Sales and marketing	9.6%	6.8%	8.8%	7.1%
Research and development	4.5%	3.2%	4.5%	3.7%
General, administrative and operations	12.8%	10.1%	11.2%	10.3%
Total operating expenses	26.8%	20.0%	24.5%	21.0%
Operating income (loss)	-22.5%	-3.4%	-16.6%	-7.5%
Other income (expense) - net	0.0%	-0.2%	0.0%	0.1%
Interest and financing costs	-1.6%	-1.0%	-1.6%	-0.9%
Adjustment to the fair value of common stock warrants	6.4%	0.0%	2.1%	0.0%
Income (loss) before income taxes	-17.7%	-4.6%	-16.0%	-8.2%

Income tax expense (benefit)	2.2%	0.0%	1.2%	0.0%
Net income (loss)	-19.9%	-4.6%	-17.2%	-8.2%

Comparison of the Three Months Ended August 31, 2010 and 2009

Historically, we primarily sold high performance memory modules to individual computing enthusiasts through catalog and online retail channels.  However, SSDs have emerged as a strong market alternative to conventional disk drive technology and SSDs are rooted in much of the same basic technological concepts as our legacy memory module business.  Today, as part of a diversification strategy which began in fiscal year 2009, our product mix is significantly more weighted toward the sale of SSDs and the SSD product line has become central to our business.  In fact, in August 2010, we announced that we were discontinuing certain commodity level DRAM module products.  As a result, our target customers are increasingly enterprises and original equipment manufacturers (or “ OEMs ”).

Net revenues .  Net revenues increased by $250,000, or 0.7% to $38.0 million for the three months ended August 31, 2010 compared with $37.8 million for the three months ended August 31, 2009.  Although the increase in net sales was relatively small, the mix of products sold was significantly different. Memory net revenues decreased by $4.7 million to $12.6 million for the three months ended August 31, 2010 compared with $17.3 million for the three months ended August 31, 2009 as we discontinued the sale of our commodity level DRAM module products and sold 51% less memory units.  Power supplies and other net revenues also decreased by $4.1 million to $5.2 million for the three months ended August 31, 2010 compared with $9.39 million for the three months ended August 31, 2009 due in part to our inability to receive power supply parts in the quarter in time to meet the market demand for our power supplies.  The decreases in memory and power supplies and other net revenues was offset by $9.0 million or 81% increase in SSD net revenues to $20.2 million for the six months ended August 31, 2010 compared with $11.2 million for the six months ended August 31, 2009 due to increased demand in SSD products.

Cost of revenues .  Cost of revenues increased by $4.9 million, or 15.5%, to $36.4 million for the three months ended August 31, 2010 compared with $31.5 million for three months ended August 31, 2009.  Cost of revenues as a percentage of net revenues was 95.7% for the three months ended August 31, 2010 compared with 83.4% for the three months ended August 31, 2009.  This increase was largely attributable to a $2.8 million additional inventory reserve taken in connection with our discontinued commodity level DRAM module products coupled with an 81% increase in the number of SSD units sold which have a higher cost to manufacture than memory products.

Sales and marketing expenses ..  Sales and marketing expenses increased by $1.1 million, or 42.7%, to $3.7 million for the three months ended August 31, 2010 compared with $2.6 million for the three months ended August 31, 2009.  Sales and marketing expenses were 9.6% and 6.8% of net revenues for the three months ended August 31, 2010 and 2009, respectively.  The increases in both absolute dollars and percentage were due to higher costs related to our sales and marketing programs primarily focused on our SSD products.

Sales and marketing expenses include stock-based compensation expense of $46,000 and $34,000 for the three months ended August 31, 2010 and 2009, respectively.

Research and development expenses .  Research and development expenses increased by $490,000, or 40.7% to $1.7 million for the three months ended August 31, 2010 compared with $1.2 million for the three months ended August 31, 2009.  Research and development expenses were 4.5% and 3.2% of net revenues in the three months ended August 31, 2010 and 2009, respectively.  The increases in both absolute dollars and percentage were primarily due to additional resources used in the development of our SSD products.

Research and development expenses include stock-based compensation expense of $66,000 and $35,000 for the three months ended August 31, 2010 and 2009, respectively.

General, administrative and operations expenses .  General, administrative and operations expenses increased by $1 million, or 27.5%, to $4.8 million for the three months ended August 31, 2010 compared with $3.8 million for the three months ended August 31, 2009.  General, administrative and operations expenses were 12.8% and 10.1% of net revenues in the three months ended August 31, 2010 and 2009, respectively.  The increase in absolute dollars was primarily due to $200,000 of reduced shipping costs resulting from a higher mix of SSD sales.  This reduction was offset by a $1.25 million charge related to a legal action asserted by a former product vendor.

General and administrative expenses include stock-based compensation expenses of $88,000 and $66,000 for the three months ended August 31, 2010 and 2009, respectively.

Other income/(expense)-net ..  Other expense-net increased by $57,000 or 87.7% to ($8,000) for the three months ended August 31, 2010 compared with ($65,000) in the three month ended August 31, 2009. This change was the result of a $10,000 foreign translation loss and $1,000 other expense in the three months ended August 31, 2010 compared with a $30,000 foreign translation loss and $38,000 other expense in the three months ended August 31, 2009.

Interest and Financing Costs.  Interest and financing costs increased $253,000 to $626,000 for the three months ended August 31, 2010 compared with $373,000 for the three months ended August 31, 2009.  This increase was primarily due to the higher interest rates and fees charged on borrowed funds payable under our new credit facilities which began in August 2009 coupled with higher amounts borrowed.

Adjustment to the fair value of common stock warrants.  On March 23, 2010 we issued warrants to purchasers of common stock and we are required to adjust the warrants to fair value through current period operations for each reporting period. Accordingly, we recorded a non-cash gain of $2.4 million related to a fair value adjustment as of August 31, 2010 for the embedded derivative in those warrants.  No such warrants were outstanding on August 31, 2009 and therefore no related charge needed to be recorded.

Provision for Income taxes ..  The provision for income taxes increased to $836,000 for the three months ended August 31, 2010 from zero for the three month periods ended August 31, 2009.  This increase was due to the increase in the valuation allowance for our deferred tax assets due to losses sustained in this quarter, due partially to the discontinuance of the commodity level DRAM module products.

Comparison of the Six Months Ended August 31, 2010 and 2009

Net revenues .  Net revenues decreased by $1.2 million, or 1.6% to $72.3 million for the six months ended August 31, 2010 compared with $73.6 million for the six months ended August 31, 2009.  Although the decrease in net sales was relatively small, the mix of products sold was significantly different. Memory net revenues decreased by $7.1 million to $27.6 million for the six months ended August 31, 2010 compared with $34.7 million for the six months ended August 31, 2009 as we discontinued the sale of our commodity level DRAM module products and sold 59% less memory units.  Power supplies and other net revenues also decreased by $6.1 million to $11.1 million for the six months ended August 31, 2010 compared with $17.2 million for the six months ended August 31, 2009. Approximately $4.0 million of this decrease was due to less Flash memory sales with the increased SSD revenues. The remaining decline was due in part to our inability to receive power supply parts in time to meet the market demand for our power supplies.  The decreases in memory and power supplies and other net revenues was offset by a $11.9 million or 55% increase in SSD net revenues to $33.5 million for the six months ended August 31, 2010 compared with $21.6 million for the six months ended August 31, 2009 due to increased demand in SSD products.

Cost of revenues .  Cost of revenues increased by $2.9 million, or 4.6%, to $66.5 million for the six months ended August 31, 2010 compared with $63.6 million for six months ended August 31, 2009.  Cost of revenues as a percentage of net revenues was 92.0% for the six months ended August 31, 2010 compared with 86.5% for the six months ended August 31, 2009.  This increase was largely attributable to a $2.8 million inventory reserve taken in connection with our discontinued commodity level DRAM module products coupled with an 85% increase in SSD units sold which have a higher cost to manufacturer than memory products.

Sales and marketing expenses ..  Sales and marketing expenses increased by $1.2 million, or 22.5%, to $6.4 million for the six months ended August 31, 2010 compared with $5.2 million for the six months ended August 31, 2009.  Sales and marketing expenses were 8.8% and 7.1% of net revenues for the six months ended August 31, 2010 and 2009, respectively.  The increases in both absolute dollars and percentage were due to higher costs related to our sales and marketing programs primarily focused on our SSD products.

Sales and marketing expenses include stock-based compensation expense of $88,000 and $103,000 for the six months ended August 31, 2010 and 2009, respectively.

Research and development expenses .  Research and development expenses increased by $546,000, or 21.0% to $3.3 million for the six months ended August 31, 2010 compared with $2.7 million for the six months ended August 31, 2009.  Research and development expenses were 4.5% and 3.7% of net revenues in the six months ended August 31, 2010 and 2009, respectively.  The increases in both absolute dollars and percentage were primarily due to additional resources used in the development of our SSD products.

Research and development expenses include stock-based compensation expense of $127,000 and $109,000 for the six months ended August 31, 2010 and 2009, respectively.

General, administrative and operations expenses .  General, administrative and operations expenses increased by $566,000, or 7.5%, to $8.1 million for the six months ended August 31, 2010 compared with $7.6 million for the six months ended August 31, 2009.  General, administrative and operations expenses were 11.2% and 10.3% of net revenues in the six months ended August 31, 2010 and 2009, respectively.  The increase in absolute dollars was primarily due to $480,000 of reduced shipping costs resulting from a higher mix of SSD sales and $245,000 of lower legal and accounting expenses. This reduction was offset by a $1.25 million charge related to a legal action asserted by a former product vendor.

General and administrative expenses include stock-based compensation expenses of $169,000 and $178,000 for the three months ended August 31, 2010 and 2009, respectively.

Other income/(expense)-net ..  Other expense-net increased by $80,000 or 116.4% to ($11,000) for the six months ended August 31, 2010 from a $69,000 gain in the six month ended August 31, 2009. This change was the result of a $15,000 foreign translation loss in the six months ended August 31, 2010 compared with a $106,000 foreign translation gain in the six months ended August 31, 2009.

Interest and Financing Costs.  Interest and financing costs increased $542,000 to $1.2 million for the six months ended August 31, 2010 compared with $626,000 for the six months ended August 31, 2009.  This increase was primarily due to the higher interest rates and fees charged on borrowed funds payable under our new credit facilities which began in August 2009 coupled with higher amounts borrowed.

Adjustment to the fair value of common stock warrants.  On March 23, 2010 we issued warrants to purchasers of common stock which required us to record a non-cash gain of $1.6 million related to a fair value adjustment as of August 31, 2010 for the embedded derivative in those warrants.  No such warrants were outstanding on August 31, 2009 and therefore no related charge needed to be recorded.

Provision for Income taxes ..  The provision for income taxes increased $837,000 to $836,000 for the six months ended August 31, 2010 compared with $1,000 tax benefit for the six months ended August 31, 2009. This increase was due to the increase in the valuation allowance for our deferred tax assets due to losses sustained in this quarter, due partially to the discontinuance of the commodity level DRAM module products.

Liquidity and Capital Resources

Since our inception, we have historically not generated cash from operations and have relied upon funds from equity offerings and debt financing.

Operating Activities .  Net cash provided (used) by operating activities was ($14,776) million and ($72,000) for the six months ended August 31, 2010 and 2009, respectively.  Net cash was used by operating activities during six months ended August 31, 2010 in a number of ways.  We had a $12.4 million loss for the six months ended August 31, 2010.  Additionally, cash was used to increase accounts receivable by $8.2 million, inventory by $8.3 million and prepaid expenses by $704,000. We also had a $1.6 million non-cash gain for stock warrants which needs to be excluded when analyzing cash used by operating activities. These cash uses for the six months ended August 31, 2010 were partially offset by an increase in accounts payable of $11.2 million as we were able to establish more industry typical credit terms with its vendors. In late August, the Company issued a standby letter of credit for $600,000 which enabled access to a new vendor’s credit line of which $2.1 million was utilized as of August 31, 2010.  As collateral for the standby letter of credit, the Company has deposited $600,000 into a separate money market account at SVB as collateral for the standby letter of credit. The cash uses were also offset by increases in accrued and other liabilities by $183,000.  The cash uses were further offset by a $2.8 million charge for inventory reserves, $563,000 of depreciation and amortization expenses, $496,000 for bad debt expense and $384,000 for non-cash stock based compensation.  These cash uses primarily reflect us using the $13.9 million of net proceeds raised in March 2010 to bolster working capital as we increased inventory for future sales, sold additional product on credit and bought additional raw materials from vendors on credit.  Net cash used by operating activities for the six months ended August 31, 2009 was due primarily to a $6.0 million loss coupled with a $3.6 million decrease in accounts payable partially offset by a decrease in accounts receivable of $3.4 million, a decrease in inventory of $4.4 million, a decrease in prepaid expenses and other assets of $67,000 and an increase in accrued and other liabilities of $393,000.  The decreases in accounts receivable and inventory for the six months ended August 31, 2009 were primarily due to better collection efforts and higher sales of existing inventory.

Investing activities .  Net cash used by our investing activities was $356,000, and $757,000 for the six months ended August 31, 2010 and 2009, respectively.  Of these amounts, $342,000 and $555,000, respectively, were related to the purchase of fixed assets including those needed to support our growth and establish our warehouse and manufacturing facility in Taiwan.  These amounts also include earn out payments for the 2007 acquisition of PC Power & Cooling of $35,000 and $241,000 for the six months ended August 31, 2010 and 2009, respectively.

Financing activities .  Net cash provided (used) by our financing activities was $16.5 million and $1.4 million for the six months ended August 31, 2010 and 2009, respectively.  Cash provided by financing activities in the six months ended August 31, 2010 primarily reflects our common stock issuance of $13.9 million (net of expenses) and $2.7 million of additional bank loans, partially offset by the $250,000 principal payment of a shareholder loan from our Chief Executive Officer, Ryan Petersen.  In March 2010, we issued an aggregate of 5,151,662 shares of our common stock at $3.00 per share in connection with a private placement, whereby we received gross proceeds of $15.45 million and incurred $1.58 million of fund raising costs.  The $13.9 million (net of expenses) sale of common stock also included the issuance of warrants to purchase up to (i) 2,575,833 shares of our common stock at $5.25 per share and (ii) 154,550 shares of our common stock at $3.00 per share.  The net cash provided by financing activities of $1.4 million for the six months ended August 31. 2009 was due to $870,000 of additional bank loans and $500,000 from the proceeds of a loan to the Company by our Chief Executive Officer, Ryan Petersen.

Other factors affecting liquidity and capital resources.

We have historically not generated cash from operations and have relied upon equity offerings and debt financing to support our growth objectives.  In July 2009, we entered into a Sale of Accounts and Security Agreement with Faunus Group International, Inc, pursuant to which we may factor our foreign receivables up to $10 million in the aggregate (as amended, the “ FGI Agreement ”).  Additionally, in July 2009, we entered into a Loan and Security Agreement with Silicon Valley Bank (as amended, the “ SVB Agreement ” and collectively with the FGI Agreement, the “ Factoring Loan Agreements ”) to factor all our domestic receivables up to $10 million in the aggregate.  The SVB Loan Agreement caps the aggregate debt under both Factoring Loan Agreements to $17.5 million.  Under the Factoring Loan Agreements we have guaranteed our obligations there under and have pledged substantially all of our assets as security.  As of August 31, 2010 and February 28, 2010, the aggregate outstanding loan balances under the Factoring Loan Agreement were $13.0 million and $10.4 million, respectively. While there is still borrowing capability of $4.4 million as of August 31, 2010, in the existing Factoring Loan Agreements, we may need additional capacity under the lines to help finance the expected growth of the SSD market in the next twelve months.

Under the SVB Agreement, we can borrow an amount up to 75% of the value of our approved factored customer invoices.  Interest is payable monthly on the aggregate of the face amounts of the unpaid factored customer invoices each month.  SVB also charges a monthly collateral handling fee based upon the unpaid factored customer invoices each month.  The rate of interest and the amount of the collateral handling fee is dependent upon our Quick Ratio which is defined for this purpose as our cash, marketable securities and accounts receivable divided by our current liabilities. If our Quick Ratio is greater than 0.75:1.00 in any month, the applicable interest rate is SVB Prime plus 2.25% per annum and the collateral handling fee is 0.10%.  If our Quick Ratio is less than 0.75:1.00 in any month, the applicable interest rate is SVB Prime plus 2.75% per annum and the collateral handling fee is 0.45%.  The SVB Agreement requires a minimum Quick Ratio of 0.50:1.00.  As of August 31, 2010 our Quick Ratio was 55.4%.  Receivables are subject to recourse in the event of nonpayment by the customer.

Under the FGI Agreement, we can borrow an amount up to 75% of the value of its approved factored customer invoices.  Interest is payable each month on the aggregate of the face amounts of the unpaid factored customer invoices at a rate greater of 8.00% per annum or 3.00% above the rate of interest designated by FGI as its selected “Prime Rate” or “Base Rate”, as the case may be (currently based upon the Wall Street Journal, Money Rates Section).  Additionally, FGI charges a collateral management fee equal to 0.58% of the average monthly balance of the face amount of the outstanding unpaid factored customer invoices.  If we fail to maintain minimum monthly borrowings of at least $2.5 million, FGI will assess a deficiency charge in an amount equal to charges that would apply had we maintained a $2.5 million borrowing minimum for the applicable month less the actual charges paid for such month.  FGI has the option under the FGI Agreement of buying customer invoices without recourse.  To date, FGI has not done so and we do not anticipate that it will do so.  Receivables are subject to recourse in the event of nonpayment by the customer.

In order to provide some bridge financing as these new financing arrangements were established, in August 2009 we borrowed $500,000 from our Chief Executive Officer, Ryan M. Petersen, at 7.5% interest per annum.  The loan is repayable in equal installments in February 2010 and September 2010.  Even though the first installment of the loan to Mr. Petersen was due in February, Mr. Petersen waived payment until April 2010, at which time he was paid the first installment amount plus interest accrued through April 2010.  In September 2010, the loan from Mr. Petersen and all related interest was paid in full.  Also, we may incur additional debt in the future, subject to certain limitations contained in our debt instruments.

The SVB Agreement replaced our prior agreement with Silicon Valley Bank.  Since we entered into this new agreement, we have been in full compliance with all of its requirements.  However, under our prior agreement, we had certain measures of financial performance that we were required to meet and, on occasion, with which we were unable to comply.  In February through May of 2009, we did not meet a minimum required threshold as set forth in the original Silicon Valley Bank agreement for a financial performance ratio called a ‘quick ratio’ which is the ratio of our cash, marketable securities and accounts receivable divided by our liabilities, and Silicon Valley Bank granted us a waiver for these months.  In addition, in May 2009, we did not meet a threshold requirement for a minimum amount of earnings before interest, taxes, depreciation and amortization (“ EBITDA ”) and Silicon Valley Bank also granted us a waiver in this instance as well.  Although the ‘quick ratio’ test remains in our current SVB Agreement, it does not contain a minimum EBITDA covenant.

The SVB Agreement also has a number of other requirements, also called covenants, with which we are required to comply, including among other things:

▪	delivery of monthly and annual financial statements;

▪	tax, deposit account and insurance requirements;

▪	restrictions on our ability to complete dispositions, debt incurrence, distributions, investments, liens, mergers and acquisitions; and

▪	certain financial covenants that are tested on a monthly basis.

The FGI Agreement has a number of covenants with which we are required to comply, including among other things:

▪	delivery of monthly and annual financial statements;

▪	giving notice if we have a material adverse change and under other circumstances; and

▪	restrictions on our ability to complete dispositions, debt incurrence, distributions, investments and other liens.

There is no assurance that we will be able to comply with one or more covenants of our Factoring Loan Agreements in the future.  If we violate one or more covenants in the Factoring Loan Agreements and do not receive a waiver, the lender could choose to accelerate payment effectively causing all loan balances to become due.

We incurred losses substantially in excess of our internal forecasts in the second quarter and in the year to date results largely because of significant pricing concessions to sell certain portions of our memory products. We are in the process of de-emphasizing a significant portion of this product line. The results of our SSD product sales were a positive development and we expect these results to continue to be strong into the foreseeable future. We expect that we will continue to incur weak margins on our commodity based DRAM products, though we believe we have reduced our inventory costs through valuation reserves recorded in the second quarter of fiscal 2011 such that we will not generate significant losses on these sales.

We have used $14.7 million of cash in our operating activities for the six months ended August 31, 2010 compared to $72,000 of cash used in our operating activities for the six months ended August 31, 2009.  This substantial increase in cash used in operating activities, was financed by the $16.5 million in cash from financing activities in the six months ended August 31, 2010 compared to $1.4 million in cash flow from financing activities for the six months ended August 31, 2009.  We may seek additional credit availability under our existing Factoring Loan Agreements and will be looking to generate cash flow from operations to service our debt, support working capital needs, finance capital investment and increase research and development. We could be required, or could elect, to seek additional funding through public or private equity or debt financing and additional funds may not be available on terms acceptable to us or at all.

Our ability to generate cash depends on many factors beyond our control.  Our ability to make payments on our debt and to fund working capital requirements, capital expenditures and research and development efforts will depend on our ability to generate cash in the future.  Our historical financial results have been, and we expect our future financial results will be, subject to substantial fluctuation based upon a wide variety of factors, many of which are not within our control.  If we do not generate sufficient cash flow from operations to satisfy our debt obligations, we may have to undertake alternative financing plans, such as refinancing or restructuring our debt, selling assets, reducing or delaying capital investments or seeking to raise additional capital.  Also, certain of these actions would require the consent of our lenders.  The terms of our financing agreements contain limitations on our ability to incur debt.  We cannot assure you that any refinancing would be possible, that any assets could be sold, or, if sold, of the timing of the sales and the amount of proceeds realized from those sales, or that additional financing could be obtained on acceptable terms, if at all, or would be permitted under the terms of our various debt instruments then in effect.  Our inability to generate sufficient cash flow to satisfy our debt obligations, or to refinance our obligations on commercially reasonable terms, would have an adverse effect on our business, financial condition and results of operations.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Contractual Obligations

The following table summarizes our outstanding contractual obligations as of August 31, 2010:

PAYMENTS DUE BY PERIOD

(in thousands)	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Current debt obligations	$250	$250	$-	$-	$-

Operating lease obligations	$795	$661	$134	-	-

Total	$1,045	$911	$134	$-	$-

Inflation

Inflation was not a material factor in either revenues or operating expenses during the six months ended August 31, 2010 and 2009.

Critical Accounting Policies and Estimates

Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with GAAP.  The preparation of these financial statements requires us to make estimates and judgments that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses for each period.  Information with respect to our critical accounting policies which we believe could have the most significant effect on our reported results and require subjective or complex judgments is contained in the notes to the consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended February 28, 2010 which was filed with the SEC on May 20, 2010.  These critical accounting policies relate to revenue recognition, inventory, income taxes, goodwill and other intangibles, and share based compensation.  There have been no material changes to our critical accounting policies since February 28, 2010.

New Accounting Pronouncements

In January 2010, the FASB issued a new accounting standards update for fair value measurements and disclosures.  A reporting entity should disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 and describe the reasons for the transfers.  A reporting entity should separately disclose information about purchases, sales, issuances and settlements for Level 3 reconciliation disclosures.  The new disclosures and clarifications of existing disclosures are effective for financial statements issued interim or annual financial periods ending after December 15, 2009, with the exception for the reconciliation disclosures for Level 3, which are effective for financial statements issued interim or annual financial periods ending after December 15, 2010. The adoption of the new accounting standards update did not have a material impact on our consolidated results of operations, financial condition or financial disclosures.

Item 3.  Quantitative and Qualitative Disclosures About Market Risk

Foreign Currency Exchange Risk

Although the functional currency of our foreign offices is their local currency, we bill almost all of our sales for our products in U.S. dollars.  Accordingly, our results of operations and cash flows are subject to a limited extent to fluctuations due to changes in foreign currency exchange rates.  In the event our foreign sales and expenses increase, and we also increase our sales denominated in currencies other than U.S. dollars, our operating results may be more affected by fluctuations in the exchange rates of other currencies.  The volatility of applicable rates is dependent on many factors that we cannot forecast with reliable accuracy.  At this time we do not, but we may in the future, invest in derivatives or other financial instruments in an attempt to hedge our foreign currency exchange risk.

Interest Rate Sensitivity

Interest income and expense are sensitive to changes in the general level of U.S. interest rates.  However, because our interest income historically has been negligible, we believe that there is no material risk of exposure.

Item 4T.  Controls and Procedures

Evaluation of disclosure Controls and Procedures

Based on management’s evaluation (with the participation of our Chief Executive Officer (“CEO”) and Chief Financial Officer (“CFO”)), at the end of the period covered by this report, our CEO and CFO have concluded that our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) are effective.

Changes in Internal Control over Financial Reporting

There were no changes to our internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) that occurred during the second quarter of our fiscal year ended February 28, 2011 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

PART II.  OTHER INFORMATION

Item 1.  Legal Proceedings.

On July 23, 2010, a former product vendor, Akust Technology Co., Ltd. filed a lawsuit against us in the Taiwan Taoyuan District Court in Taiwan claiming approximately $1.25 million in damages plus interest.  Akust claims that it was entitled to receive the $1.25 million as payment for various shipments of products it claimed it made to us in 2008.  We intend to fully defend ourselves against this claim.

In 2009, we received inquiries from the U.S. Department of Commerce and the Federal Bureau of Investigation regarding the potential re-export of our products from the United Arab Emirates into Iran.  We consequently launched an internal investigation performed by outside counsel.  The investigation concluded that while between 2004 and 2008, we maintained a relationship with a distributor in the United Arab Emirates, we have not found any specific facts confirming these suspicions or any information about when such re-exports would have occurred or who may have received the products.  However, we did provide approximately $500 in sales support materials to the distributor in connection with a sales presentation in Iran.  We have terminated our relationship with this distributor.

The investigation separately discovered that in 2007 and 2008, in a total of three instances, we sent one of our high speed Reaper memory module products free of charge as either samples or replacement parts to individuals in Iran and an individual who claimed an address in Cuba but subsequently changed the address to one in Mexico.

We also have received information that a distributor in Lebanon to whom we sold Neural Impulse Actuators September 2008 may have re-exported one of these units into Syria and in general was interested in distributing our products in Syria, but we have not found specific facts confirming when such re-export would have occurred or who may have received the product.  We have terminated our relationship with this distributor.

We have voluntarily disclosed these transactions to the U.S. Department of Commerce and the U.S. Department of the Treasury and have cooperated fully with requests for information from these entities as well as the Federal Bureau of Investigation. Should the U.S. government allege that we have violated the Iranian Transaction Regulations and/or Export Administration Regulations, the maximum fine for each violation that we could be subject to would be the greater of $250,000 or two times the value of the illegal transaction.  Based on the list price of the products in question, we believe the maximum fine per violation would be $250,000.  We believe, however, there is a good faith basis for leniency if any fines are assessed, given the relatively small number of units and revenue at issue, our full cooperation with the U.S. government and our immediate attention to rectifying the underlying causes of the problems. As a result of the discovery of these events, we have implemented more stringent export control procedures to prevent inadvertent transfers and retransfers to sanctioned countries.

Item 1A.  Risk Factors.

The Risk Factors included in our Annual Report on Form 10-K for the fiscal year ended February 28, 2010, which was filed with the SEC on May 20, 2010, have not materially changed.

Item 2.  Unregistered Sales of Equity Securities and Use of Proceeds.

Not applicable.

Item 3.  Defaults Upon Senior Securities.

 Not applicable.

Item 4.  Removed and Reserved.

Item 5.  Other Information.

Not applicable.

Item 6.  Exhibits.

Exhibit No.	Description

31.1*	Certification of Chief Executive Officer Pursuant to Rule 13-14(a) of the Securities Exchange Act of 1934 as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.2*	Certification of Chief Financial Officer Pursuant to Rule 13-14(a) of the Securities Exchange Act of 1934 as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32.1**	Certification of Chief Executive Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

32.2**	Certification of Chief Financial Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

*	Filed herewith
**	Furnished herewith

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OCZ TECHNOLOGY GROUP, INC.

/s/ Ryan M. Petersen
Ryan M. Petersen,
President and Chief Executive Officer

/s/ Arthur F. Knapp, Jr.
Arthur F. Knapp, Jr.
Chief Financial Officer

Date:  October 15, 2010

Exhibit 31.1

CERTIFICATIONS

I, Ryan M. Petersen, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q for the quarter ended August 31, 2010 of OCZ Technology Group, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.
The registrant's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a.
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.
Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c.
Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d.
Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5.
The registrant's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

a.
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

b.	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date: October 15, 2010	/s/ RYAN M. PETERSEN
Ryan M. Petersen
President and Chief Executive Officer
(Principal Executive Officer)

Exhibit 31.2

CERTIFICATIONS

I, Arthur F. Knapp, Jr., certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q for the quarter ended August 31, 2010 of OCZ Technology Group, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.
The registrant's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a.
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.
Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c.
Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d.
Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5.
The registrant's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

a.
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

b.	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date: October 15, 2010	/s/ ARTHUR F. KNAPP, JR.
Arthur F. Knapp, Jr.
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

Exhibit 32.1

CERTIFICATION PURSUANT TO
 18 U.S.C. SECTION 1350

In connection with the Quarterly Report on Form 10-Q of OCZ Technology Group, Inc. (the “Company”) for the quarter ended August 31, 2010 as filed with the Securities and Exchange Commission on July 12, 2010 (the “Report”), I, Ryan M. Petersen, President and Chief Executive Officer, of the Company, certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002,18 U.S.C. § 1350, that to my knowledge:

(1)          The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)          The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company

Date: October 15, 2010	/s/ RYAN M. PETERSEN
Ryan M. Petersen
President and Chief Executive Officer
(Principal Executive Officer)

Exhibit 32.2

CERTIFICATION PURSUANT TO
 18 U.S.C. SECTION 1350

In connection with the Quarterly Report on Form 10-Q of OCZ Technology Group, Inc. (the “Company”) for the quarter ended August 31, 2010 as filed with the Securities and Exchange Commission on July 12, 2010 (the “Report”), I, Arthur F. Knapp, Chief Financial Officer, of the Company, certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002,18 U.S.C. § 1350, that to my knowledge:

(1)          The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)          The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: October 15, 2010	/s/ ARTHUR F. KNAPP, JR.
Arthur F. Knapp, Jr.
Chief Financial Officer
(Principal Financial Office and Principal Accounting Officer)

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

October 29, 2010
Date of Report (Date of earliest event reported)

OCZ TECHNOLOGY GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-34650	04-3651093
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6373 San Ignacio Avenue, San Jose, CA	95119
(Address of principal executive offices)	(Zip Code)

6373 San Ignacio Avenue, San Jose, CA 95119
(Mailing Address)

(408) 733-8400
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information contained in Item 3.02 below is incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

On November 2, 2010, OCZ Technology Group, Inc., a Delaware corporation (“ OCZ ”), consummated a private placement of 7,139,960 shares of its common stock (the “ Common Stock ”) at a purchase price of $3.08125 per share under the terms and conditions of a Securities Purchase Agreement, dated October 29, 2010, by and between OCZ and each of several institutional and accredited individual investors listed therein (the “ Purchase Agreement ”), including certain existing security holders of OCZ.  OCZ received gross proceeds of approximately $22.0 million.  The investors also received warrants to purchase up to an aggregate of 1,784,996 shares of Common Stock at an exercise price of $5.25 per share.  The warrants issued to the investors will become exercisable on May 3, 2011, will expire on November 2, 2015, and may be exercised by the holders on a cashless basis.

OCZ agreed, under a Registration Rights Agreement, dated October 29, 2010, by and between OCZ and each of the investors listed therein (the “ Registration Agreement ”), to file a registration statement with the Securities and Exchange Commission covering shares of Common Stock sold to investors and the shares of Common Stock underlying the warrants issued to the investors on or prior to December 17, 2010.

In connection with the offering, OCZ paid a commission to its placement agent, Merriman Capital, Inc., of approximately $1.54 million in cash.  In addition, OCZ issued a warrant under which the placement agent has both the right to purchase up to 214,198 shares of Common Stock at an exercise price of $3.08125 per share and, at the time of such exercise, to receive a subsequent warrant to purchase up to an additional 53,549 shares of Common Stock at an exercise price of $5.25 per share.  Although the former warrant is exercisable upon issuance, the subsequent warrant is not to be issued, and therefore may not be exercised, unless and until the former warrant has been exercised.  The former warrant and any subsequent warrant (if and when issued) are exercisable until November 2, 2015 and may be exercised on a cashless basis.  The placement agent warrants contain certain piggyback registration rights.

OCZ sold the shares to investors and issued the warrants to investors and the placement agent without registration under the Securities Act of 1933, as amended (the “ Act ”), or applicable state securities laws, in reliance on the exemptions provided by Section 4(2) of the Act and/or Regulation D promulgated thereunder, and in reliance on similar exemptions under applicable state securities laws for transactions by an issuer not involving any public offering.

The foregoing description of the Purchase Agreement, the investor warrants, the Registration Agreement and the placement agent warrant do not purport to be complete and are qualified in their entirety by the full text of such documents, which are filed as Exhibits 4.1, 4.2, 4.3 and 4.4, respectively, to this Current Report and incorporated by reference into this Item 3.02.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The exhibits required to be filed as a part of this Current Report are listed in the Exhibit Index attached hereto and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OCZ TECHNOLOGY GROUP, INC.

By:	/s/ ARTHUR F. KNAPP
Arthur F. Knapp
Interim Chief Financial Officer

Date:  November 3, 2010

EXHIBIT INDEX

Exhibit No.	Document Description

4.1	Form of Warrant for Investors

4.2	Form of Warrant for Placement Agent

10.1	Form of Securities Purchase Agreement

10.2	Form of Registration Rights Agreement

Exhibit 4.1

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SECURITIES IS EFFECTIVE UNDER THE SECURITIES ACT OR (II) THE TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND, IF THE ISSUER REQUESTS, AN OPINION SATISFACTORY TO THE ISSUER TO SUCH EFFECT  HAS BEEN RENDERED BY COUNSEL.

WARRANT TO PURCHASE

SHARES OF COMMON STOCK

OF

OCZ TECHNOLOGY GROUP, INC.

Warrant No.: _______________	Number of Shares: _______________
Date of Issuance: November 2, 2010

FOR VALUE RECEIVED, subject to the provisions hereinafter set forth, the undersigned, OCZ Technology Group, Inc., a Delaware corporation (together with its successors and assigns, the “ Issuer ”), hereby certifies that __________ or its registered assigns is entitled to subscribe for and purchase, during the Term (as hereinafter defined), up to _______________ (__________) shares of the duly authorized, validly issued, fully paid and non-assessable Common Stock of the Issuer, par value $0.0025 per share (the “ Common Stock ”), at an exercise price per share equal to $5.25 (the “ Warrant Price ”), subject to the provisions and upon the terms and conditions hereinafter set forth.  Capitalized terms used in this Warrant and not otherwise defined herein shall have the respective meanings specified in Section 8 hereof.

1.   Term ..  This Warrant shall be exercisable six months and one day after the Date of Issuance set forth above (the “ Exercise Date ”) and shall expire at 5:00 p.m., Eastern Time, on the five (5) year anniversary of the Date of Issuance (such period, the “ Term ”).

2.   Method of Exercise; Payment; Issuance of New Warrant; Transfer and Exchange .

(a) T ime of Exercise ..  The purchase rights represented by this Warrant may be exercised in whole or in part at any time during the Term.

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(b) M ethod of Exercise ..

(i)   General ..  The Holder hereof may exercise this Warrant, in whole or in part, by the surrender of this Warrant, with the Notice of Exercise attached hereto duly executed, at the principal office of the Issuer, and the payment to the Issuer of an amount of consideration therefor equal to the Warrant Price multiplied by the number of shares of Warrant Stock with respect to which this Warrant is then being exercised, payable at such Holder’s election (A) by certified or official bank check or by wire transfer to an account designated by the Issuer, (B) by “cashless exercise” in accordance with Section 2(b)(ii), or (C) by a combination of the foregoing methods of payment selected by the Holder of this Warrant.

(ii)   Cashless Exercise .  In lieu of exercising this Warrant by payment of cash, the Holder may exercise this Warrant by a “cashless exercise” and shall receive the number of shares of Common Stock computed using the following formula:

X = Y - (A)(Y)
                   B

Where	X =	the number of shares of Common Stock to be issued to the Holder;

Y =	the number of shares of Common Stock purchasable upon exercise of all of the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised;

A =	the Warrant Price; and

B =	the Per Share Market Value of one share of Common Stock on the date of exercise.

(c) I ssuance of Stock Certificates .  In the event of any exercise of the rights represented by this Warrant in accordance with and subject to the terms and conditions hereof, (i) certificates for the shares of Warrant Stock so purchased shall be dated the date of such exercise and delivered to the Holder hereof within a reasonable time, not exceeding three (3) Business Days (as defined in the Purchase Agreement) after such exercise, and the Holder hereof shall be deemed for all purposes to be the holder of the shares of Warrant Stock so purchased as of the date of such exercise, and (ii) unless this Warrant has expired, a new Warrant representing the number of shares of Warrant Stock, if any, with respect to which this Warrant shall not then have been exercised (less any amount thereof which shall have been canceled in payment or partial payment of the Warrant Price as hereinabove provided) shall also be issued to the Holder hereof at the Issuer’s expense within such time.

(d) C ompliance with Securities Laws.

(i)   The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant or the shares of Warrant Stock to be issued upon exercise hereof are being acquired solely for the Holder’s own account and not as a nominee for any other party, and not with a view to or in connection with a distribution, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any shares of Warrant Stock to be issued upon exercise hereof except pursuant to an effective registration statement, or an exemption from registration, under the Securities Act of 1933, as amended (the “ Securities Act ”) and any applicable state securities laws.

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(ii)   Except as provided in paragraph (iii) below, this Warrant and all certificates representing shares of Warrant Stock issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the following form:

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SECURITIES IS EFFECTIVE UNDER THE SECURITIES ACT OR (II) THE TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND, IF THE ISSUER REQUESTS, AN OPINION SATISFACTORY TO THE ISSUER TO SUCH EFFECT HAS BEEN RENDERED BY COUNSEL.

(iii)   Notwithstanding the foregoing, the legend requirement set forth in Section 2(d)(ii) shall terminate with respect to certificates representing shares of Warrant Stock issued upon exercise of the Warrant immediately upon the effectiveness of a registration statement covering the sale of the Warrant Stock; provided , that for any exercise after six months but prior to one year from the Date of Issuance, the Holder represents to the Issuer and its transfer agent that the sale is being or will be made pursuant to and in compliance with the registration statement or Rule 144 under the Securities Act.

3.   Stock Fully Paid; Covenants .

(a) S tock Fully Paid ..  The Issuer represents, warrants, covenants and agrees that all shares of Warrant Stock which may be issued upon the exercise of this Warrant or otherwise hereunder will, upon issuance, be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, liens and charges created by or through the Issuer.  The Issuer further covenants and agrees that during the Term, the Issuer will at all times have authorized and reserved for the purpose of the issue upon exercise of this Warrant a sufficient number of shares of Common Stock to provide for the exercise of this Warrant.

(b) C ovenants ..  The Issuer shall not by any action including, without limitation, amending the Issuer’s Certificate of Incorporation, as amended, or Bylaws, as amended (collectively, the “ Charter Documents ”) of the Issuer or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, including without limitation (i) permitting the par value, if any, of its Common Stock to exceed the Warrant Price, (ii) amending or modifying any provision of the Charter Documents in any manner that would have a material adverse effect on the rights of the Holders of the Warrants, and (iii) take all such action as may be reasonably necessary in order that the Issuer may validly and legally issue fully paid and nonassessable shares of Common Stock, free and clear of any liens, claims, encumbrances and restrictions (other than as provided herein or under applicable securities laws) upon the exercise of this Warrant.

3

(c) L oss, Theft, Destruction of Warrants .  Upon receipt of evidence satisfactory to the Issuer of the ownership of and the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security satisfactory to the Issuer or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Issuer will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same number of shares of Common Stock.

4.   Adjustments Affecting Common Stock .

(a) R eclassification, Splits, Dividends, etc .

(i)   If at any time or from time to time after the Date of Issuance and prior to the exercise in full of this Warrant or the expiration of the Term, there shall be any reclassification or change of the Common Stock issuable upon exercise of this Warrant, the Issuer shall execute a new Warrant, providing that the Holder of this Warrant shall have the right to exercise such new Warrant (after the Exercise Date), in substantially the form hereof, and upon such exercise to receive, in lieu of each share of Common Stock theretofore issuable upon exercise of this Warrant, the number and kind of shares of stock, other securities, money or property receivable upon such reclassification or change by a holder of one share of Common Stock.  Such new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4.

(ii)   If at any time or from time to time after the Date of Issuance and prior to the exercise in full of this Warrant or the expiration of the Term, the Issuer shall split, subdivide or combine its Common Stock, then the Warrant Price shall be proportionately decreased in the case of a split or subdivision or increased in the case of a combination.  If at any time or from time to time after the Date of Issuance and prior to the exercise in full of this Warrant or the expiration of the Term, the Issuer shall pay a stock dividend or other stock distribution with respect to the Common Stock (except any distribution specifically provided for in this Section 4(a)), then the Warrant Price shall be adjusted, from and after the date of determination of the shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (A) the numerator of which shall be the total number of shares of the Common Stock outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number of shares of the Common Stock outstanding immediately after such dividend or distribution.

(iii)   After any adjustment of the Warrant Price pursuant to Section 4(a), the number of shares of Warrant Stock issuable at the new Warrant Price shall be adjusted to the number obtained by (i) multiplying the number of shares of Warrant Stock issuable upon exercise of this Warrant immediately before such adjustment by the Warrant Price in effect immediately before such adjustment and (ii) dividing the product so obtained by the new Warrant Price.

4

(b) Form of Warrant after Adjustments .  The form of this Warrant need not be changed because of any adjustments in the Warrant Price or the number and kind of securities purchasable upon the exercise of this Warrant.

5.   Notice of Adjustments ..  Whenever the Warrant Price shall be adjusted pursuant to Section 4 hereof (for purposes of this Section 5, each an “adjustment”), the Issuer shall cause one of its Chief Executive Officer, Chief Financial Officer or other appropriate officer to prepare and execute a certificate setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors of the Issuer (the “ Board ”) made any determination hereunder), and the Warrant Price after giving effect to such adjustment, and shall cause copies of such certificate to be delivered to the Holder of this Warrant promptly after each adjustment.

6.   Fractional Shares .  No fractional shares of Warrant Stock will be issued in connection with and exercise hereof. If any fraction of a share of Common Stock would, except for the provisions of this Section, be issuable on the exercise hereof, the Issuer will (i) round down and issue to the Holder only the largest whole number of shares of Common Stock to which the Holder is otherwise entitled if the fraction of a share otherwise issuable is less than one-half, or (2) round up and issue to the Holder one additional share of Common Stock in addition to the largest whole number of shares of Common Stock to which the Holder is otherwise entitled, if the fraction of a share of Common Stock otherwise issuable is equal to or greater than one-half.  The determination as to whether or not any fractional shares are issuable shall be based upon the total number of shares of Common Stock for which warrants are being exercised at any one time by the Holder hereof, not upon each warrant being exercised.

7.   Certain Definitions .  For the purposes of this Warrant, the following terms have the following meanings:

“ Holders ” means the Persons who from time to time own any Warrant.  The term “Holder” means any one of the Holders.

“ Per Share Market Value ” means on any particular date (a) the closing bid price per share of the Common Stock on such date on any national stock exchange on which the Common Stock is then listed, or if there is no such price on such date, then the closing bid price on such exchange on the date nearest preceding such date, or (b) if the Common Stock is not then listed on any national stock exchange, the closing bid price for a share of Common Stock in the over-the-counter market, as reported by the OTC Bulletin Board or in the Pink Sheets, LLC (or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (c) if the Common Stock is not then reported by the OTC Bulletin Board or the Pink Sheets, LLC (or similar organization or agency succeeding to its functions of reporting prices), then the fair market value of a share of Common Stock as determined by the Board in good faith.

5

“ Person ” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

“ Purchase Agreement ” means the Securities Purchase Agreement of even date herewith, by and among the Issuer and the purchasers listed on Schedule A attached thereto.

“ Trading Day ” means any day on which the Common Stock are traded on the NASDAQ Capital Market, or, if the NASDAQ Capital Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock are then traded; provided that “Trading Day” shall not include any day on which the Common Stock are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

“ Warrants ” means the Warrants issued and sold pursuant to the Purchase Agreement including, without limitation, this Warrant, and any other warrants of like tenor issued in substitution or exchange therefor or herefor.

“ Warrant Stock ” means Common Stock issuable upon exercise of any Warrant or Warrants or otherwise issuable pursuant to any Warrant or Warrants.

8.   Amendment and Waiver .  Any term, covenant, agreement or condition in this Warrant may be amended, and the observance of any term waived, only with the written consent of the Issuer and the Holders of at least a majority of the shares of Warrant Stock issuable upon exercise of the Warrants at the time outstanding.  Any amendment effected in accordance with this Section will be binding upon all Holders, the Issuer and their respective successors and assigns.

9.   Governing Law ..  This Warrant will be governed by and construed and enforced under the internal laws of the State of New York, without reference to principles of conflict of laws or choice of laws.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

10.   Notices ..  Any notices and other communications required or permitted under this Warrant shall be in writing and delivered in the manner and deemed effective as set forth in the Purchase Agreement.

6

11.   Successors and Assigns .  This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the Issuer, the Holder hereof and (to the extent provided herein) the Holders of Warrant Stock issued pursuant hereto, and shall be enforceable by any such Holder or Holders of Warrant Stock.

12.   Modification and Severability .  If any provision of this Warrant is held to be unenforceable under applicable law, such provision will be excluded from this Warrant and the balance of the Warrant will be interpreted as if such provision were so excluded and will be enforceable in accordance with its terms.

13.   Headings ..  The headings of the Sections of this Warrant are for convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

[ Signature page follows ]

7

IN WITNESS WHEREOF, the Issuer has executed this Warrant as of the day and year first above written.

OCZ TECHNOLOGY GROUP, INC.

By:
Name: Arthur F. Knapp
Title: Chief Financial Officer

8

NOTICE OF EXERCISE

OCZ TECHNOLOGY GROUP, INC.

The undersigned Holder, pursuant to the provisions of the Warrant delivered herewith (the “ Warrant ”), hereby irrevocably elects to purchase shares of Common Stock of OCZ Technology Group, Inc.  Capitalized terms not elsewhere defined herein shall have the meanings set forth in the Warrant.

The undersigned tenders herewith payment of the purchase price for such shares in full, together with all applicable transfer taxes, if any, by ( c heck applicable method ):

____ a.	tendering cash payment of the Warrant Price per share required under the Warrant;

OR

____ b.	utilizing the cashless exercise provisions of Section 2(b)(ii) of the Warrant.

The exact name in which stock certificate(s) should be issued and address for delivery is:

Name:
Address:

“Holder”

By: __________________________________________
Name: ________________________________________
Title (if applicable): ______________________________
Date : __________

9

Exhibit 4.2

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR OCZ TECHNOLOGY GROUP, INC. SHALL HAVE RECEIVED AN OPINION OF ITS COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

OCZ TECHNOLOGY GROUP, INC.
COMMON STOCK WARRANT

Date of Issuance :  November 2, 2010

This certifies that, for good and valuable consideration, receipt of which is hereby acknowledged, Merriman Capital, Inc. (f/k/a Merriman Curhan Ford & Co.) (the “ Holder ”) is entitled to purchase, subject to and in accordance with the terms and conditions of this Warrant, from OCZ Technology Group, Inc., a Delaware corporation (the “ Issuer ”), (i) 214,198 fully paid and nonassessable shares of the Issuer’s common stock, $0.0025 par value per share (“ Common Stock ”), and (ii) a warrant (the “ Subsequent Warrant ”) to acquire 53,549 shares of Common Stock at an exercise price of $5.25 per share, in the form of Exhibit A hereto.  This Warrant may be may be exercised at any time during the period commencing on November 2, 2010 (the “ Commencement Date ”) and ending at 5:00 p.m. California time, November 2, 2015 (the “ Expiration Date ”), at which time this Warrant will expire and become void unless earlier terminated as provided herein.  The shares of Common Stock for which this Warrant is exercisable, as adjusted from time to time pursuant to the terms hereof, are hereinafter referred to as the “ Shares ,” and the Shares and the shares of Common Stock issuable upon exercise of any Subsequent Warrant, as adjusted from time to time pursuant to the terms hereof or thereof, are hereinafter referred to as the “ Securities .”

1.   Exercise Price .  The initial purchase price for the Shares shall be $3.08125 per Share.  Such price shall be subject to adjustment pursuant to the terms hereof (such price, as adjusted from time to time, is hereinafter referred to as the “ Exercise Price ”).  In addition to the Shares purchased upon payment of the Exercise Price, such payment shall also entitle the Holder to receive a Subsequent Warrant to purchase that number of shares of Common Stock equal to twenty-five percent (25%) of the Shares so purchased, rounded down to the nearest whole number.  For illustrative purposes, the exercise of this Warrant and payment of $659,997.59 (in accordance with Section 2 of this Warrant) would entitle the Holder to receive 214,198 Shares together with a Subsequent Warrant to acquire 53,549 shares of Common Stock, and the exercise of this Warrant and payment of $308,128.09 (in accordance with Section 2 of this Warrant) would entitle the Holder to receive 100,001 Shares together with a Subsequent Warrant to acquire 25,000 shares of Common Stock (in each case assuming the Exercise Price has not been adjusted pursuant to Section 10 of this Warrant).

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2.   Exercise and Payment .

(a)   Cash Exercise .  At any time after the Commencement Date, this Warrant may be exercised, in whole or in part, from time to time by the Holder, during the term hereof, by surrender of this Warrant and the Notice of Exercise attached hereto as Exhibit B (the “ Notice of Exercise ”) duly completed and executed by the Holder to the Issuer at the principal executive offices of the Issuer, together with payment in the amount obtained by multiplying the Exercise Price then in effect by the number of Shares thereby purchased, as designated in the Notice of Exercise.  Payment may be in cash or by check payable to the order of the Issuer.

(b)   Net Issuance .  In lieu of payment of the Exercise Price described in Section 2(a), the Holder may elect to receive, without the payment by the Holder of any additional consideration, Shares equal to the value of this Warrant or any portion hereof by the surrender of this Warrant or such portion to the Issuer, together with the Notice of Exercise duly executed and indicating that the Holder is utilizing the net exercise provisions of Section 2(b) of this Warrant (a “ Net Issuance Election ”), at the principal executive offices of the Issuer.  Thereupon, the Issuer shall issue to the Holder such number of fully paid and nonassessable Shares as is computed using the following formula (together with a Subsequent Warrant to purchase that number of shares of Common Stock equal to fifty percent (50%) of the Shares covered by this Warrant in respect of which the Net Issuance Election is made pursuant to this Section 2):

 X = Y (A-B)
   A

where:	X =	the number of Shares to be issued to the Holder pursuant to this Section 2.

	Y =	the number of Shares covered by this Warrant in respect of which the Net Issuance Election is made pursuant to this Section 2.

	A =	the fair market value of one share of Common Stock, as determined in accordance with the provisions of this Section 2.

	B =	the Exercise Price in effect under this Warrant at the time the Net Issuance Election is made pursuant to this Section 2.

For purposes of this Section 2, the “fair market value” per share of the Common Stock shall mean:

(i)   If the Common Stock is traded on a national securities exchange or admitted to unlisted trading privileges on such an exchange, or is quoted on an over-the-counter quotation system, the fair market value shall be the last reported sale price of the Common Stock on such exchange or over-the-counter quotation system on the last business day before the effective date of exercise of the Net Issuance Election or if no such sale is made on such day, the mean of the closing bid and asked prices such day on such exchange or over-the-counter quotation system; and

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(ii)   If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and ask prices are not reported, the fair market value shall be the price per share as determined in good faith by the Issuer’s board of directors.

3.   Reservation of Shares .  The Issuer hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant such number of shares of Common Stock or other shares of capital stock of the Issuer from time to time issuable upon exercise of this Warrant and any Subsequent Warrant.  All such shares shall be duly authorized, and when issued upon such exercise, shall be validly issued, fully paid and non-assessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights.

4.   Delivery of Stock Certificates .  Within a reasonable time after exercise, in whole or in part, of this Warrant, the Issuer shall issue in the name of and deliver to the Holder a certificate or certificates for the number of fully paid and nonassessable shares of Common Stock which the Holder shall have requested in the Notice of Exercise, together with a corresponding Subsequent Warrant to purchase shares of Common Stock calculated pursuant to Section 1 of this Warrant.  If this Warrant is exercised in part, the Issuer shall deliver to the Holder a new Warrant for the unexercised portion of this Warrant at the time of delivery of such stock certificate or certificates and such Subsequent Warrant.

5.   No Fractional Shares .  No fractional shares or scrip representing fractional shares will be issued upon exercise of this Warrant.  If upon any exercise of this Warrant a fraction of a share results, the Issuer will pay the Holder the difference between the cash value of the fractional share and the portion of the Exercise Price allocable to the fractional share.

6.   Listing ..  Prior to the issuance of any shares of Common Stock upon exercise of this Warrant or any Subsequent Warrant, the Issuer shall secure the listing of such shares of Common Stock upon each national securities exchange, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance upon exercise of this Warrant or any Subsequent Warrant) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all shares of Common Stock from time to time issuable upon the exercise of this Warrant or any Subsequent Warrant; and the Issuer shall so list on each national securities exchange, and shall maintain such listing of, any other shares of capital stock of the Issuer issuable upon the exercise of this Warrant or any Subsequent Warrant if and so long as any shares of the same class shall be listed on such national securities exchange.

7.   Charges, Taxes and Expenses .  The Issuer shall pay all transfer taxes or other incidental charges, if any, in connection with the transfer of the Shares purchased pursuant to the exercise hereof from the Issuer to the Holder.

8.   Loss, Theft, Destruction or Mutilation of Warrant .  Upon receipt by the Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to the Issuer, and upon reimbursement to the Issuer of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Issuer will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of this Warrant.

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9.   Saturdays, Sundays, Holidays, Etc .  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding weekday that is not a legal holiday.

10.   Adjustment of Exercise Price and Number of Securities .  The Exercise Price and the number of and kind of securities purchasable upon exercise of this Warrant shall be subject to adjustment from time to time as set forth below.  In addition, prior to the exercise of this Warrant, the exercise price of any Subsequent Warrant and the number of and kind of securities purchasable upon exercise thereof shall also be subject to adjustment from time to time as set forth below.

(a)   Subdivisions, Combinations and Other Issuances .  If the Issuer shall at any time after the date hereof but prior to the Expiration Date or exercise of this Warrant subdivide its outstanding securities as to which purchase rights under this Warrant exist, by split-up or otherwise, or combine its outstanding securities as to which purchase rights under this Warrant exist, the number of Securities as to which this Warrant is exercisable as of the date of such subdivision or combination will be proportionately increased in the case of a subdivision, or proportionately decreased in the case of a combination.  Appropriate adjustments also will be made to the Exercise Price and the exercise price of any Subsequent Warrant, but the aggregate purchase price payable for the total number of Securities purchasable under this Warrant and any Subsequent Warrant as of such date shall remain the same.

(b)   Stock Dividend .  If at any time after the date hereof but prior to the Expiration Date or exercise of this Warrant the Issuer declares a dividend or other distribution on Common Stock payable in Common Stock or Convertible Securities without payment of any consideration by such holder for the additional shares of Common Stock or the Convertible Securities (including the additional shares of Common Stock issuable pursuant to the terms thereof), then the number of Securities for which this Warrant and any Subsequent Warrant are exercisable shall be increased as of the record date (or the date of such dividend or distribution if no record date is set) for determining which holders of Common Stock shall be entitled to receive such dividend or distribution, in proportion to the increase in the number of outstanding shares (and shares of Common Stock issuable pursuant to the terms of the Convertible Securities) of Common Stock as a result of such dividend or distribution, and the Exercise Price and the exercise price of any Subsequent Warrant shall be adjusted so that the aggregate amount payable for the purchase of all the Securities issuable under this Warrant and any Subsequent Warrant immediately after the record date (or on the date of such dividend or distribution, if applicable) for such dividend or distribution will equal the aggregate amount so payable immediately before such record date (or on the date of such dividend or distribution, if applicable).  As used herein, “ Convertible Securities ” means evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for, with or without payment of additional consideration, shares of Common Stock, either immediately or upon the arrival of a specified date or the happening of a specified event or both.

(c)   Other Distributions .  If at any time after the date hereof but prior to the Expiration Date or exercise of this Warrant the Issuer distributes to holders of its Common Stock, other than as part of its dissolution or liquidation or the winding up of its affairs, any shares of its capital stock, any evidence of indebtedness or any of its assets (other than cash, Common Stock or Convertible Securities), then the Issuer may, at its option, either (i) decrease the Exercise Price of this Warrant and the exercise price of any Subsequent Warrant by an appropriate amount based upon the value distributed on each share of Common Stock as determined in good faith by the Issuer’s board of directors or (ii) provide by resolution of the Issuer’s board of directors that on exercise of this Warrant or any Subsequent Warrant, the Holder hereof shall thereafter be entitled to receive, in addition to the Securities otherwise receivable on exercise hereof or thererof, the number of shares or other securities or property which would have been received had this Warrant or any Subsequent Warrant at the time been exercised.

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(d)   Merger ..  If at any time after the date hereof but prior to the Expiration Date or exercise of this Warrant there shall be a merger or consolidation of the Issuer with or into another corporation when the Issuer is not the surviving corporation, then the Holder shall thereafter be entitled to receive upon exercise of this Warrant, upon payment of the aggregate Exercise Price then in effect, the number of shares or other securities or property of the successor corporation resulting from such merger or consolidation that would have been received by the Holder for the Securities subject to this Warrant had this Warrant been exercised at such time.

(e)   Reclassification, Etc .  If at any time after the date hereof but prior to the Expiration Date or exercise of this Warrant there shall be a change or reclassification of the Securities as to which purchase rights under this Warrant or any Subsequent Warrant exist into the same or a different number of securities of any other class or classes, then the Holder shall thereafter be entitled to receive upon exercise of this Warrant or any Subsequent Warrant, upon payment of the Exercise Price or the exercise price of any Subsequent Warrant then in effect, the number of shares or other securities or property resulting from such change or reclassification that would have been received by the Holder for the Securities subject to this Warrant or any Subsequent Warrant had this Warrant or any Subsequent Warrant been exercised at such time.

11.   Notice of Adjustments; Notices .  Whenever the Exercise Price, the exercise price of any Subsequent Warrant, or the number of Securities purchasable under this Warrant or any Subsequent Warrant is adjusted pursuant to Section 10 hereof, the Issuer shall execute and deliver to the Holder within a reasonable time after exercise a certificate setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, the Exercise Price hereof or the exercise price of any Subsequent Warrant and number of and kind of securities purchasable under this Warrant or any Subsequent Warrant after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first class mail, postage prepaid) to the Holder.

12.   No Rights As Stockholder; Notice to Holders .  Nothing contained in this Warrant will be construed as conferring upon the Holder or its permitted transferees the right to vote or to receive dividends or to consent or to receive notice as a stockholder in respect of any meeting of stockholders for the election of directors of the Issuer or of any other matter, or any rights whatsoever as stockholders of the Issuer.  The Issuer will notify the Holder by registered mail if at any time prior to the expiration or exercise in full of the Warrant, any of the following events occur:

(a)   a dissolution, liquidation or winding up of the Issuer shall be proposed;

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(b)   a capital reorganization or reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in the par value of the Common Stock) or any consolidation or merger of the Issuer with or into another corporation (other than a consolidation or merger in which the Issuer is the continuing corporation and that does not result in any reclassification or change of Common Stock outstanding) or in the case of any sale or conveyance to another corporation of the property of the Issuer as an entirety or substantially as an entirety; or

(c)   a taking by the Issuer of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other rights.

Such giving of notice will be simultaneous with the giving of notice to holders of Common Stock.  Such notice must specify the record date or the date of closing the stock transfer books, as the case may be.  Failure to provide such notice will not affect the validity of any action taken in connection with such dividend, distribution or subscription rights, or proposed merger, consolidation, sale, conveyance, dissolution, liquidation or winding up.

13.   Restricted Securities .  The Holder understands that this Warrant and, subject to the last sentence of this Section 13, any Subsequent Warrant or Securities purchasable hereunder and thereunder constitute “restricted securities” under the federal securities laws inasmuch as they are, or will be, acquired from the Issuer in transactions not involving a public offering and accordingly may not, under such laws and applicable regulations, be resold or transferred without registration under the Securities Act of 1933, as amended (the “ 1933 Act ”) or an applicable exemption from such registration.  The Holder further acknowledges that the securities legend set forth below shall be placed on any Securities issued to the Holder upon exercise of this Warrant and any Subsequent Warrant:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR OCZ TECHNOLOGY GROUP, INC. SHALL HAVE RECEIVED AN OPINION OF ITS COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

Notwithstanding the foregoing, if the Holder elects a net issuance under Section 2(b), the Shares and the Subsequent Warrant will be deemed to purchased under Section 3(a)(9) of the 1933 Act and will not be “restricted securities” or subject to legend if the Warrant has been held for a period of one year or more.

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14.   Certification of Investment Purpose .  Unless a current registration statement under the 1933 Act shall be in effect with respect to the securities to be issued upon exercise of this Warrant, the Holder covenants and agrees that, at the time of exercise hereof, it will deliver to the Issuer a written certification executed by the Holder that the securities acquired by the Holder upon exercise hereof are for the account of the Holder and acquired for investment purposes only and that such securities are not acquired with a view to, or for sale in connection with, any distribution thereof.

15.   Disposition; Transferability; Registration .

(a)   Disposition ..  The Holder hereby agrees not to make any disposition of this Warrant, any Subsequent Warrant or any Securities purchased hereunder or thereunder unless and until:

(i)   The Holder shall have notified the Issuer of the proposed disposition and provided a written summary of the terms and conditions of the proposed disposition; and

(ii)   The Holder shall have complied with all requirements of this Warrant and any Subsequent Warrant applicable to the disposition.

The Issuer shall not be required (i) to transfer on its books any Warrant, Subsequent Warrant, or Securities which have been sold or transferred in violation of the provisions of this Section 15 or (ii) to treat as the owner of the Warrant, Subsequent Warrant, or Securities, or otherwise to accord voting, dividend or other rights to, any transferee to whom the Warrant, Subsequent Warrant, or Securities have been transferred in contravention of the terms of this Warrant or any Subsequent Warrant.

(b)   Transfer ..  This Warrant shall be transferable only on the books of the Issuer maintained at its principal office in San Jose, California, or wherever its principal office may then be located, upon delivery thereof duly endorsed by the Holder or by its duly authorized attorney or representative, accompanied by proper evidence of succession, assignment or authority to transfer.  Upon any registration of transfer, the Issuer shall execute and deliver new Warrants to the person entitled thereto.

(c)   Limitations on Transfer .  This Warrant may not be sold, transferred, assigned or hypothecated (any such action, a “ Transfer ”) by the Holder except to (i) one or more persons, each of whom on the date of transfer is an officer of the Holder; (ii) a general partnership or general partnerships, the general partners of which are the Holder and one or more persons, each of whom on the date of transfer is an officer of the Holder; (iii) a successor to the Holder in any merger or consolidation; (iv) a purchaser of all or substantially all of the Holder’s assets; (v) any person receiving this Warrant from one or more of the persons listed in this Section 15(c) at such person’s death pursuant to will, trust or the laws of intestate succession, or (vi) after one year from the date of this Warrant, any person receiving the Warrant from the persons listed in this Section 15.  This Warrant may be divided or combined, upon request to the Issuer by the Holder, into a certificate or certificates representing the right to purchase the same aggregate number of Shares.  If at the time of a Transfer, a registration statement is not in effect to register this Warrant, the Issuer may require the Holder to make such representations, and may place such legends on certificates representing this Warrant, as may be reasonably required in the opinion of counsel to the Issuer to permit a Transfer without such registration.

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 (d)            Piggyback Registration .   If the Issuer at any time after the Commencement Date proposes to file a registration statement under the 1933 Act registering shares of its Common Stock, whether for sale for the account of the Issuer or for the account of any holder of securities of the Issuer, the Issuer will provide written notice to the Holder at least fifteen (15) days prior to the anticipated filing date of its intention to file such registration statement.  If within ten (10) days after receipt of such notice the Holder provides a written request to the Issuer specifying the Securities that the Holder requests be included in the registration statement, the Issuer will use commercially reasonable efforts to include in the registration statement the Securities so requested by the Holder.  Notwithstanding the foregoing, (i) the notice and registration rights of this section shall not apply to any registration statement on Form S-4, Form S-8, or any similar form or to any initial public offering of Common Stock, (ii) the Issuer may at any time prior to the effective date of the registration statement determine for any reason not to register or to delay registration of such securities, and (iii) in an underwritten offering, if any underwriter advises the Issuer that, in its opinion, the number of securities requested to be included in such registration exceeds the number that can be sold in such offering, the Issuer may exclude from the registration statement any or all of the Securities.  The notice and registration rights set forth in this Section shall expire and be of no further force and effect on the earlier of (x) the inclusion in any effective registration statement of all of the Securities, provided such registration is continuously effective for at least 6 months, (y) the date on which all of the Securities may be sold pursuant to Rule 144 under the 1933 Act, or (z) the two-year anniversary of the Commencement Date.

16.   Miscellaneous ..

(a)   Construction ..  Unless the context indicates otherwise, the term “ Holder ” shall include any transferee or transferees of this Warrant pursuant to Section 15(b), and the term “ Warrant ” shall include any and all warrants outstanding pursuant to this Warrant, including those evidenced by a certificate or certificates issued upon division, exchange, substitution or transfer pursuant to Section 15.

(b)   Restrictions ..  By receipt of this Warrant, the Holder represents that the Warrant is being acquired for the account of the Holder and for investment purposes, not with a view to, or for sale in connection with, any distribution of such Warrant.

(c)   Notices ..  Unless otherwise provided, any notice required or permitted under this Warrant shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or three (3) days following deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified (or one (1) day following timely deposit with a reputable overnight courier with next day delivery instructions), or upon confirmation of receipt by the sender of any notice by facsimile transmission, at the address indicated below or at such other address as such party may designate by ten (10) days’ advance written notice to the other parties.

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To the Holder:	Merriman Capital, Inc.
600 California Street, 9th Floor
San Francisco, CA 94108
Attention:  Michael C. Doran, General Counsel

To the Issuer:	OCZ Technology Group, Inc.
6373 San Ignacio Avenue
San Jose, California 95119
Attention: Chief Financial Officer

(d)   Governing Law .  This Warrant shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

(e)   Entire Agreement .  This Warrant, the annexes, exhibits and schedules hereto, and the documents referred to herein, constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings, whether oral or written, between the parties hereto with respect to the subject matter hereof.

(f)   Binding Effect .  This Warrant and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon the Issuer and its successors and assigns, and Holder and its successors and assigns.

(g)   Waiver; Consent .  This Warrant may not be changed, amended, terminated, augmented, rescinded or discharged (other than by performance), in whole or in part, except by a writing executed by the parties hereto, and no waiver of any of the provisions or conditions of this Warrant or any of the rights of a party hereto shall be effective or binding unless such waiver shall be in writing and signed by the party claimed to have given or consented thereto.

(h)   Severability ..  If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provision shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision were so excluded and the balance shall be enforceable in accordance with its terms.

(i)   Counterparts ..  This Warrant may be signed in several counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same instrument.

[ Remainder of page intentionally left blank.  Signature page follows. ]

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IN WITNESS WHEREOF, the Issuer has executed this Warrant as of the date and year first above written.

OCZ TECHNOLOGY GROUP, INC.

By:
Name: Arthur F. Knapp
Title: Chief Financial Officer

IN WITNESS WHEREOF, the Holder has executed this Warrant as of the date and year first above written.

MERRIMAN CAPITAL, INC.

By:

Its:

EXHIBIT A

FORM OF SUBSEQUENT WARRANT

EXHIBIT B

NOTICE OF EXERCISE

To: OCZ Technology Group, Inc.

1.   The undersigned hereby elects to purchase ________________________________________ shares of common stock, $0.0025 par value per share (“Stock”) of OCZ Technology Group, Inc., a Delaware corporation (the “Issuer”), pursuant to the terms of the attached Warrant.

2.   The undersigned tenders herewith payment of the exercise price for such shares in full by ( check applicable method ):

____ a.	tendering cash payment of the exercise price pursuant to Section 2(a) of the attached Warrant;

OR

____ b.	utilizing the net exercise provisions of Section 2(b) of the attached Warrant.

3.   Attached as Exhibit A is an investment representation letter addressed to the Issuer and executed by the undersigned as required by Section 14 of the Warrant.

4.   Please issue certificates representing the shares of Stock purchased hereunder and the Subsequent Warrant (as defined in the Warrant) in the name of the undersigned or as otherwise indicated below.

5.   Please issue a new Warrant for the unexercised portion of the attached Warrant, if any, in the name of the undersigned.

Holder Name: _____________________________

Dated: ______________	Signature: _______________________________
By: ____________________________________
Its: _____________________________________

Name for Certificate and Subsequent Warrant (if not Holder):

Mailing Address:

Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “ Agreement ”) is made and entered into as of October 29, 2010 (the “ Execution Date ”), by and among OCZ Technology Group, Inc., a Delaware corporation (the “ Company ”), and each of the purchasers listed on Schedule A attached hereto (collectively, the “ Purchasers ” and individually, a “ Purchaser ”).

RECITALS

WHEREAS, the Company desires to sell to the Purchasers, and the Purchasers desire to purchase from the Company, on the terms and conditions set forth in this Agreement, up to an aggregate of (i) 7,139,960 shares (the “ Shares ”) of common stock, par value $0.0025 per share, of the Company (the “ Common Stock ”), and (ii) warrants, in substantially the form attached hereto as Exhibit B (the “ Warrants ,” and the shares issuable upon exercise thereof, the “ Warrant Shares ”), to acquire up to that number of additional shares of Common Stock equal to 25% of the number of shares purchased by Purchasers; and

WHEREAS, the Company and each Purchaser are executing and delivering this Agreement in reliance upon exemption from securities registration afforded by Regulation D (“ Regulation D ”) as promulgated by the Securities and Exchange Commission (the “ SEC ”) under the Securities Act of 1933, as amended (the “ Securities Act ”).

NOW, THEREFORE, in consideration of the foregoing, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.   AGREEMENT TO PURCHASE AND SELL STOCK .

(a)   Company Authorization ..  The Company’s board of directors (the “ Board of Directors ”) has authorized the issuance and sale, pursuant to the terms and conditions of this Agreement, of the Shares, the Warrants, and the Warrant Shares (collectively, the “ Purchased Securities ”).

(b)   Agreement to Purchase and Sell Securities .  Subject to the terms and conditions of this Agreement, each Purchaser, severally and not jointly, agrees to purchase, and the Company agrees to sell to each Purchaser, at the Closing (as defined below), that number of Shares of Common Stock set forth opposite such Purchaser’s name on Schedule A attached hereto.  In addition, each Purchaser shall receive a Warrant to acquire up to that number of Warrant Shares set forth opposite such Purchaser’s name on Schedule A attached hereto, which amount shall equal to 25% of the number of Shares purchased by the Purchaser (rounded up to the nearest whole share).  The purchase price of each Share shall be $3.08125 and shall be payable as hereafter set forth.  The Warrants shall have an exercise price equal to $5.25 per Warrant Share payable as set forth in the Warrant.

(c)   Use of Proceeds ..  The Company intends to apply the net proceeds for working capital, capital expenditures, and general corporate purposes as determined by the Company from time to time.

(d)   Obligations Several, Not Joint .  The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement.  The decision of each of the Purchasers to purchase the Purchased Securities pursuant to this Agreement has been made by such Purchaser independently of any other Purchaser.  Nothing contained herein, and no action taken by any Purchaser pursuant hereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement.  Each Purchaser shall be entitled to independently protect and enforce such Purchaser’s rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

2.   CLOSING ..  The purchase and sale of the Purchased Securities may occur in one or more closings, which shall take place at the offices of DLA Piper LLP (US), 2000 University Avenue, East Palo Alto, California 94303, at 11:00 a.m. Pacific Time, not later than two (2) Business Days (as defined below) following the Execution Date, or at such other time and place as the Company and Purchasers representing a majority of the Purchased Securities to be purchased, mutually agree upon (which time and place are referred to in this Agreement as the “ Closing ”).  At the Closing, against delivery of full payment for the Purchased Securities sold hereunder by wire transfer of immediately available funds in accordance with the Company’s instructions, the Company shall issue and deliver or cause to be delivered to each Purchaser one or more stock certificates registered in the name of each Purchaser (or in such nominee name(s) as designated by such Purchaser in the Stock Certificate Questionnaire, attached hereto as Appendix I (the “ Stock Certificate Questionnaire ”)) representing the number of shares of Common Stock set forth opposite the appropriate Purchaser’s name on Schedule A hereto, and bearing the legend set forth in Section 4(j)(i) herein; provided, however , that the Company may furnish to each Purchaser a copy of the irrevocable instructions to the Company’s transfer agent instructing the transfer agent to deliver a certificate or certificates evidencing the number of shares of Common Stock purchased by such Purchaser, registered in the name of such Purchaser (or designated nominee).  Promptly after the Closing, the Company shall issue and deliver or cause to be delivered to each Purchaser one or more Warrants registered in the name of each Purchaser (or in such nominee name(s) as designated by such Purchaser in the Stock Certificate Questionnaire) representing the number of shares of Warrant Shares set forth opposite the appropriate Purchaser’s name on Schedule A hereto, and bearing the legend set forth in Section 4(j)(i) ..  Closing documents, other than the stock certificates representing the Purchased Securities, may be delivered by facsimile or other electronic transmission on the Closing Date, with original signature pages sent by overnight courier.

 For purposes of this Agreement, “ Closing Date ” means the date of the Closing, and “ Business Day ” means any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

3.   REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF THE COMPANY .   The Company hereby represents and warrants to each Purchaser that, except as set forth in the SEC Documents (as defined below):

(a)   Organization Good Standing and Qualification .  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all corporate power and authority required to (i) own, operate and occupy its properties and to carry on its business as presently conducted and (ii) enter into this Agreement and the other agreements, instruments and documents contemplated hereby, and to consummate the transactions contemplated hereby and thereby.  The Company is qualified to do business and is in good standing in each jurisdiction in which the failure to so qualify would reasonably be expected to have a Material Adverse Effect.  As used in this Agreement, “ Material Adverse Effect ” means a material adverse effect on, or a material adverse change in, or a group of such effects on or changes in, the business, operations, financial condition, results of operations, assets or liabilities of the Company and the Subsidiaries (as defined below), taken as a whole.

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(b)   Capitalization ..  The capitalization of the Company is as follows:

(i)   The authorized capital stock of the Company consists of 119,939,010 shares of Common Stock and 19,939,010 shares of preferred stock, par value $0.0025 per share (“ Preferred Stock ”). 2,000,000 shares of the Preferred Stock have been designated Series A Preferred Stock (the “ Series A Preferred ”).

(ii)   As of September 1, 2010, the issued and outstanding capital stock of the Company consisted of 26,674,102 shares of Common Stock and no shares of Series A Preferred.  The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and have not been issued in violation of or are not otherwise subject to any preemptive or other similar rights.

(iii)   As of September 1, 2010, the Company had (1) 2,904,250 shares of Common Stock reserved for issuance upon exercise of outstanding options granted under the Company’s 2004 Stock Incentive Plan (the “ Stock Incentive Plan ”) and (2) 2,946,214 shares of Common Stock reserved for issuance upon exercise of outstanding warrants.

(iv)   As of September 1, 2010, the Company had 1,434,787 shares of Common Stock available for future grant under the Stock Incentive Plan.

(v)   With the exception of the foregoing in this Section 3(b) , any securities issuable pursuant to anti-dilution adjustments on the securities included in this Section 3(b) , the Purchased Securities, and securities issuable pursuant to the Company’s engagement agreement with Merriman Capital, Inc. (“ Merriman ”) to serve as the Company’s financial advisor, there are no outstanding subscriptions, options, warrants, convertible or exchangeable securities or other rights granted to or by the Company to purchase shares of Common Stock or other securities of the Company and there are no commitments, plans or arrangements to issue any shares of Common Stock or any security convertible into or exchangeable for Common Stock.

(c)   Subsidiaries .  All subsidiaries of the Company are set forth in the SEC Documents (such entities, collectively, the “ Subsidiaries ”), and except for the Subsidiaries the Company does not own any capital stock of, assets comprising the business of, obligations of, or any other interest (including any equity or partnership interest) in, any person or entity.  Each of the Subsidiaries is duly organized and validly existing in good standing under the laws of the jurisdiction of its incorporation or organization.  Each of the Subsidiaries has full power and authority to own, operate and occupy its properties and to conduct its business as presently conducted and is registered or qualified to do business and in good standing in each jurisdiction in which it owns or leases property or transacts business and where the failure to be so qualified would reasonably be expected to have a Material Adverse Effect.

(d)   Due Authorization ..  All corporate actions on the part of the Company necessary for the authorization, execution, delivery of, and the performance of all obligations of the Company under this Agreement, the Registration Rights Agreement, dated the date hereof, among the Company and the Purchasers (the “ Registration Rights Agreement ”), and the Warrants (together with this Agreement, the Registration Rights Agreement and the Warrants, the “ Transaction Agreements ”), and any other documents or agreements executed in connection with the transactions contemplated hereunder (together with the Transaction Agreements, the “ Transaction Documents ”), including the authorization, issuance, reservation for issuance and delivery of all the Purchased Securities being sold under this Agreement, have been taken and no further consent or authorization of the Company, the Board of Directors or the Company’s stockholders is required, and each of the Transaction Agreements constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as may be limited by (1) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (2) the effect of rules of law governing the availability of equitable remedies and (ii) as rights to indemnity or contribution may be limited under federal or state securities laws or by principles of public policy thereunder.

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(e)   Valid Issuance of the Purchased Securities .  The Purchased Securities will be, upon payment therefor by the Purchasers in accordance with this Agreement, duly authorized, validly issued, fully paid and non-assessable, free and clear from all taxes and liens, claims and encumbrances imposed by the Company, other than restrictions on transfer provided for in the Transaction Documents, with respect to the issuance of such Purchased Securities and will not be subject to any preemptive rights or similar rights.

(f)   Compliance with Securities Laws .  Subject to the accuracy of the representations and warranties made by the Purchasers in Section 4 hereof, the Purchased Securities will be issued and sold to the Purchasers in compliance with applicable exemptions from the registration and prospectus delivery requirements of the Securities Act.

(g)   Governmental Consents ..  No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, or notice to, any federal, state or local governmental authority or self regulatory agency on the part of the Company is required in connection with the issuance and sale of the Purchased Securities to the Purchasers by the Company or the consummation of the other transactions contemplated by this Agreement, except (i) such filings as have been made prior to the date hereof, (ii) the filings under applicable securities laws required to comply with the Company’s registration obligations under the Registration Rights Agreement and (iii) such additional post-Closing filings as may be required to comply with applicable state and federal securities laws, including, but not limited to, the filing of a Form D relating to the sale of the Purchased Securities pursuant to Regulation D.

(h)   Non-Contravention ..  Assuming the accuracy of the representations and warranties made by the Purchasers in Section 4 hereof, the execution, delivery and performance of the Transaction Agreements by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby (including the issuance of the Purchased Securities), do not:  (i) contravene or conflict with the certificate of incorporation, as amended (the “ Certificate of Incorporation ”) or bylaws, as amended (the “ Bylaws ”) of the Company or any of the Subsidiaries; (ii) to the knowledge of the Company, constitute a violation of any provision of any federal, state, local or foreign law, rule, regulation, order or decree applicable to the Company or any of the Subsidiaries; or (iii) constitute a default or require any consent under, give rise to any right of termination, cancellation or acceleration of, or to a loss of any material benefit to which the Company or any of the Subsidiaries is entitled under, or result in the creation or imposition of any lien, claim or encumbrance on any asset of the Company or any of the Subsidiaries under, any material contract to which the Company or any of the Subsidiaries is a party or any material permit, license or similar right relating to the Company or any of the Subsidiaries or by which the Company or any of the Subsidiaries may be bound or affected, except in the case of clauses (ii) and (iii), for such violations, breaches or defaults as would not reasonably be expected to have a Material Adverse Effect.

(i)   Litigation .  There is no action, suit, proceeding, claim, arbitration or investigation (“ Action ”) pending or, to the Company’s knowledge, threatened:  (i) against the Company or any of the Subsidiaries, their activities, properties or assets, or, to the Company’s knowledge, against any officer, director or employee of the Company or any of the Subsidiaries in connection with such officer’s, director’s or employee’s relationship with, or actions taken on behalf of, the Company or any of the Subsidiaries, that would reasonably be expected to have a Material Adverse Effect, or (ii) that seeks to prevent, enjoin, adversely alter, challenge or delay the transactions contemplated by the Transaction Documents.  The Company is not a party to nor subject to the provisions of, any order, writ, injunction, judgment or decree of any court or government agency or instrumentality that could reasonably be expected to prevent, enjoin, adversely alter, challenge or delay the consummation of the transactions contemplated by the Transaction Documents or would reasonably be expected to have a Material Adverse Effect.  No Action is currently pending nor does the Company currently intend to initiate any Action that could reasonably be expected to have a Material Adverse Effect.  The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Securities Act or the Securities Exchange Act of 1934, as amended (the “ Exchange Act ”).

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(j)   Compliance with Law and Charter Documents .  The Company is not in violation or default of any provisions of the Certificate of Incorporation or the Bylaws.  The Company has complied and is currently in compliance with all applicable statutes, laws, rules, regulations and orders of the United States of America and all states thereof, foreign countries and other governmental bodies and agencies having jurisdiction over the Company’s business or properties, except for any instance of non-compliance that has not had, and would not reasonably be expected to have, a Material Adverse Effect.  Neither the Company nor any of the Subsidiaries is in default (and there exists no condition which, with or without the passage of time or giving of notice or both, would constitute a default) in any material respect in the performance of any bond, debenture, note or any other evidence of indebtedness in any indenture, mortgage, deed of trust or any other material agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or by which the properties of the Company are bound, which default has not been waived and would reasonably be expected to have a Material Adverse Effect.

(k)   Material Non-Public Information .  The Company has not provided to the Purchasers any material non-public information other than information related to the transactions contemplated by the Transaction Documents.  All material non-public information provided to the Purchasers shall be disclosed by the Company pursuant to Section 8(m) hereof.

(l)   SEC Documents ..

(i)   Reports .  The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act and the rules and regulations promulgated thereunder, since February 28, 2010.  The Company has made available to the Purchasers prior to the date hereof copies of its quarterly report on Form 10-Q for the fiscal quarter ended August 31, 2010 (“ August 31, 2010 Form 10-Q ”), copies of its quarterly report on Form 10-Q for the fiscal quarter ended May  31, 2010 (“ May 31, 2010 Form 10-Q ”), copies of its annual report on Form 10-K for the fiscal year ended February 28, 2010  (“ Form 10-K ”)  and any other documents, including exhibits thereto, filed or submitted by the Company with the SEC since February 28, 2010, pursuant to the reporting requirements of the Exchange Act, including without limitation, any Current Report on Form 8-K for events occurring since February 28, 2010 (“ Form 8-Ks ”) filed by the Company with the SEC (the August 31, 2010 Form 10-Q, the May 31, 2010 Form 10-Q, and the Form 8-Ks are collectively referred to herein as the “ SEC Documents ”).  Each of the SEC Documents, as of the respective dates thereof (or, if amended or superseded by a filing or submission, as the case may be, prior to the Closing Date, then on the date of such filing or submission, as the case may be), (1) did not contain any untrue statement of a material fact nor omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading and (2) complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Document.

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(ii)   Sarbanes-Oxley ..  The Company is in material compliance with all requirements of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date.

(iii)   Financial Statements ..  The consolidated financial statements of the Company included in the SEC Documents (1) comply in all material respects with the applicable accounting rules and regulations of the SEC with respect thereto as were in effect at the time of filing and (2) except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by United States generally accepted accounting principles (“ GAAP ”), present fairly, in all material respects, the consolidated financial position of the Company as of the dates indicated therein, and the consolidated results of its operations and cash flows for the periods therein specified in accordance with GAAP, subject, in the case of unaudited financial statements, to normal, immaterial year-end audit adjustments.

(m)   Absence of Certain Changes Since the Balance Sheet Date .  Since August 31, 2010, the business and operations of the Company and its Subsidiaries have been conducted in the ordinary course consistent with past practice, and there has not been:

(i)   any declaration, setting aside or payment of any dividend or other distribution of the assets of the Company with respect to any shares of capital stock of the Company or any repurchase, redemption or other acquisition by the Company or any of its Subsidiaries of any outstanding shares of the Company;

(ii)   any damage, destruction or loss to the Company’s or any of the Subsidiaries’ business or assets, whether or not covered by insurance, except for such occurrences, individually and collectively, that have not had, and would not reasonably be expected to have, a Material Adverse Effect;

(iii)   any waiver by the Company or any of the Subsidiaries of a valuable right or of a material debt owed to it, except for such waivers, individually and collectively, that have not had, and would not reasonably be expected to have, a Material Adverse Effect;

(iv)   any material change or amendment to, or any waiver of any material right under a material contract or arrangement by which the Company, any of the Subsidiaries or any of their assets or properties is bound or subject;

(v)   any change by the Company in its accounting principles, methods or practices or in the manner in which it keeps its accounting books and records, except any such change required by a change in GAAP or by the SEC; or

(vi)   any other event or condition of any character, except for such events and conditions that have not resulted, and would not reasonably be expected to result, either individually or collectively, in a Material Adverse Effect.

(n)   Intellectual Property ..  The Company and each of the Subsidiaries own or possess sufficient rights to use all inventions, trade secrets, know-how, trademarks, service marks, trade names, copyrights or other information and, to the Company’s knowledge, patents, patent rights and licenses (collectively, “ Intellectual Property ”), which are necessary to conduct their businesses as currently conducted, except where the failure to own or possess such sufficient rights would not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect.  Neither the Company nor any of the Subsidiaries has received any written notice of, and has no actual knowledge of, any infringement of or conflict with asserted rights of others with respect to any Intellectual Property which, either individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect, and to the Company’s and any of the Subsidiaries’ knowledge, none of the patent rights owned or licensed by the Company or any of the Subsidiaries are unenforceable or invalid or infringe the Intellectual Property rights of third parties.

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(o)   Registration Rights ..  Except as provided in the Registration Rights Agreement, as provided in that certain Registration Rights Agreement dated March 23, 2010 by and among the Company and certain investors party thereto, and for certain warrants issuable to Merriman, effective upon the Closing and in connection with the transactions contemplated by the Transaction Documents, the Company is not currently subject to any agreement providing any person or entity any rights (including piggyback registration rights) to have any securities of the Company registered with the SEC or registered or qualified with any other governmental authority.

(p)   Title to Property and Assets .  The properties and assets of the Company and each of its Subsidiaries that are material to the business of the Company and its Subsidiaries and that are owned by the Company or each Subsidiary are free and clear of all mortgages, deeds of trust, liens, charges, encumbrances and security interests, except for (i) statutory liens for the payment of current taxes that are not yet delinquent and (ii) liens, encumbrances and security interests that arise in the ordinary course of business and do not in any material respect affect the business of the Company and any of the Subsidiaries as currently conducted.  With respect to the property and assets that are material to the business of the Company and that it leases, each of the Company and the Subsidiaries is in compliance with such leases in all material respects.

(q)   Taxes .  Except for matters that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and each of the Subsidiaries have filed or have valid extensions of the time to file all necessary federal, state, and foreign income and franchise tax returns due prior to the date hereof and has paid or accrued all taxes shown as due thereon, and neither the Company nor any of the Subsidiaries has knowledge of any material tax deficiency which has been asserted or threatened against it.

(r)   Insurance .  The Company and each of the Subsidiaries maintain insurance of the types and in the amounts that the Company reasonably believes are prudent and adequate for their business, all of which insurance is currently in effect.

(s)   Labor Relations ..  No material labor dispute exists or, to the knowledge of the Company or any of the Subsidiaries, is imminent with respect to any of the employees of the Company or any of the Subsidiaries.

(t)   Internal Accounting Controls.   The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

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(u)   Transactions With Officers and Directors .  Except as disclosed in the SEC Documents, none of the officers or directors of the Company has entered into any transaction with the Company or any of the Subsidiaries that would be required to be disclosed pursuant to Item 404(a), (b) or (c) of Regulation S-K of the SEC.

(v)   General Solicitation ..  Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 4 , neither the Company nor any other Person (as defined below) authorized by the Company to act on its behalf has engaged in a general solicitation or general advertising (within the meaning of Regulation D) of investors with respect to offers or sales of the Purchased Securities.  For purposes of this Agreement, “ Person ” means an individual or corporation, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

(w)   Registration Statement Matters .  The Company currently meets the eligibility requirements for use of a Form S-1 Registration Statement for the registration of the resale of the Registrable Shares (as defined below) by the Purchasers.  Assuming the completion and timely delivery of the Registration Statement/Suitability Questionnaire, attached hereto as Appendix II (the “ Registration Statement Questionnaire ”), by each Purchaser to the Company, the Company is not aware of any facts or circumstances that would prohibit or delay the preparation and filing of a registration statement with respect to the Registrable Shares.

(x)   No Integrated Offering .  Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 4 , to the knowledge of the Company, neither the Company, nor any Affiliate (as hereafter defined) of the Company, nor any person acting on its behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Purchased Securities to be integrated with prior offerings by the Company for purposes of the Securities Act which would prevent the Company from selling the Purchased Securities pursuant to Regulation D and Rule 506 thereof under the Securities Act.

 For the purposes of this Agreement, an “ Affiliate ” of any specified Person means any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “ control ” means the power to direct the management and policies of such person or firm, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

(y)   Market .  The Company has not taken and will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock of the Company to facilitate the sale or resale of the Purchased Securities.

(z)   Investment Company ..  The Company is not an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

(aa)   Application of Anti-Takeover Provisions .  There is no control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Certificate of Incorporation (or similar charter documents) that would become applicable to the Purchasers as a result of the issuance of the Purchased Securities.

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(bb)   Trading and Registration Matters .  The Common Stock of the Company is quoted on The Nasdaq Capital Market under the ticker symbol “OCZ.”  The Company has taken no action designed to terminate, or which would reasonably be expected to have the effect of terminating, the registration of the Common Stock under the Exchange Act.

(cc)   Foreign Corrupt Practices.   Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is  in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(dd)   Foreign Assets Control .  Neither the Company nor, to the knowledge of the Company, any director, officer, employee of the Company, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“ OFAC ”), except for any such sanctions that would not be reasonably likely to result in a Material Adverse Effect; and the Company will not directly or indirectly use the proceeds of the offering of the Purchased Securities contemplated hereby, or knowingly lend, contribute or otherwise make available such proceeds to any person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC, except as would not be reasonably likely to result in a Material Adverse Effect.

4.   REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF THE PURCHASERS .   Each Purchaser, severally and not jointly, hereby represents and warrants to the Company, and agrees that:

(a)   Organization .  The Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with all corporate, limited liability company, partnership, trust or individual, as the case may be, power and authority required to enter into this Agreement and the other agreements, instruments and documents contemplated hereby, and to consummate the transactions contemplated hereby and thereby and otherwise to carry out its obligations hereunder and thereunder.

(b)   Due Authorization ..  All corporate, limited liability company, partnership, trust or individual, as the case may be, action on the part of the Purchaser necessary for the authorization, execution, delivery of and the performance of the transactions contemplated by the Transaction Documents and all obligations of the Purchaser under the Transaction Documents have been taken and no further consent or authorization of the Purchaser or its board of directors, stockholders, members, or partners, as the case may be, is necessary, and each Transaction Document, when delivered by the Purchaser in accordance with the terms hereof, will constitute such Purchaser’s legal, valid and binding obligation, enforceable in accordance with its terms, except (i) as may be limited by (1) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (2) the effect of rules of law governing the availability of equitable remedies and (ii) as rights to indemnity or contribution may be limited under federal or state securities laws or by principles of public policy thereunder.

(c)   Litigation .  There is no Action pending to which such Purchaser is a party that is reasonably likely to prevent, enjoin, adversely alter or delay the transactions contemplated by this Agreement.

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(d)   Purchase for Own Account .  The Purchased Securities are being acquired for investment for the Purchaser’s own account, not as a nominee or agent, in the ordinary course of business, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act.  The Purchaser also represents that it has not been formed for the specific purpose of acquiring the Purchased Securities.  The Purchaser does not have any agreement or understanding, direct or indirect, with any other Person to sell or otherwise distribute the Purchased Securities.  Notwithstanding the foregoing, the parties hereto acknowledge the Purchaser’s right at all times to sell or otherwise dispose of all or any part of such securities in compliance with applicable federal and state securities laws and as otherwise contemplated by this Agreement.

(e)   Investment Experience ..  The Purchaser understands that the purchase of the Purchased Securities involves substantial risk.  The Purchaser has experience as an investor in securities of companies similar to the Company and acknowledges that it can bear the economic risk of its investment in the Purchased Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of this investment in the Purchased Securities and protecting its own interests in connection with this investment.

(f)   Accredited Purchaser Status .  The Purchaser is an “accredited investor” within the meaning of Regulation D.

(g)   Reliance Upon Purchaser’s Representations .  The Purchaser understands that the offer and sale of the Purchased Securities to it will not be registered under the Securities Act on the ground that such offer and sale will be exempt from registration under the Securities Act, and that the Company’s reliance on such exemption is based on each Purchaser’s representations set forth herein.

(h)   Receipt of Information .  The Purchaser acknowledges that it has reviewed the SEC Documents and has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the sale of the Purchased Securities and the business, properties, prospects and financial condition of the Company and to obtain any additional information requested and has received and considered all information it deems relevant to make an informed decision to purchase the Purchased Securities.  Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser’s right to rely on the truth, accuracy and completeness of such information and the Company’s representations and warranties contained in this Agreement.

(i)   Restricted Securities and Restrictions on Transfer .

(i)   The Purchaser understands that the Purchased Securities have not been registered under the Securities Act and the Purchaser agrees that it will not sell, offer to sell, assign, pledge, hypothecate or otherwise transfer any of the Purchased Securities (except as permitted in Section 4(j) below) unless (1) pursuant to an effective registration statement under the Securities Act, (2) the Purchaser provides a reasonably acceptable legal opinion to the Company, to the effect that a sale, assignment, pledge, hypothecation or other transfer of the Purchased Securities may be made without registration under the Securities Act and the transferee agrees to be bound by the terms and conditions of this Agreement, (3) the Purchaser provides the Company  a “no action” letter from the SEC to the effect that the transfer of the Purchased Securities without registration will not result in a recommendation by the Staff of the SEC that enforcement action by taken with respect thereto, (4) the Purchaser provides the Company with reasonable assurances (in the form of seller and broker representation letters) that the Purchased Securities can be sold pursuant to Rule 144 promulgated under the Securities Act (“ Rule 144 ”), or (5) pursuant to any other exception contained in the Securities Act provided that the Purchaser provides a reasonably acceptable legal opinion to the Company.  Notwithstanding anything to the contrary contained in this Agreement, the Purchaser may transfer the Purchased Securities to its Affiliates provided that (x) the Purchaser provides the Company with a reasonably acceptable legal opinion, (y) such Affiliate is an “accredited investor” under Regulation D and (z) each such Affiliate agrees to be bound by the terms and conditions of this Agreement, and in particular, confirms to the Company that all of the representations set forth in Section 4 of this Agreement are true and correct as to such Affiliate as of the date of the transfer to such Affiliate.

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(ii)   Prior to any proposed transfer pursuant to clause (2), (3), (4) or (5) in Section 4(i) above, the Purchaser shall give written notice to the Company of such Purchaser’s intention to effect such transfer.  Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall be accompanied by the applicable legal opinion, “no action” letter or seller and broker representation letters.

(iii)   Notwithstanding the foregoing provisions of this Section 4(i) , no registration statement, legal opinion or “no action” letter shall be necessary for a transfer of the Purchased Securities (1) by a Purchaser that is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date of this Agreement, (2) by a Purchaser that is a limited liability company to a member of such limited liability company, (3) by a Purchaser that is a partnership or limited liability company to the estate of any partner, retired partner, or member thereof or (4) by any partner or member of a Purchaser that is a partnership or limited liability company by gift, will or intestate succession to such partner or member’s spouse or to the siblings, lineal descendants, ancestors of such partner or member or his or her spouse.

(j)   Legends ..

(i)   The Purchaser agrees that, to the extent necessary, the certificates representing the Shares, the Warrants, and any certificates representing the Warrant Shares shall bear substantially the following legend:

 “THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SECURITIES IS EFFECTIVE UNDER THE SECURITIES ACT OR (II) THE TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND, IF THE COMPANY REQUESTS, AN OPINION SATISFACTORY TO THE COMPANY TO SUCH EFFECT  HAS BEEN RENDERED BY COUNSEL.”

(ii)   Certificates evidencing the Purchased Securities shall not contain the legend set forth in Section 4(j)(i) (1) while a registration statement (including the Registration Statement (as defined in the Registration Rights Agreement)) covering the resale of such security is effective under the Securities Act, (2) following any sale of such Purchased Securities pursuant to Rule 144 or (3) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the SEC).  The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent promptly after the date on which the Registration Statement is declared effective (the “ Effective Date ”) if such legal opinion is required by the Company’s transfer agent to effect the removal of the legend hereunder.  The Company agrees that following the Effective Date or at such time as such legend is no longer required under this Section 4(j) , it will, no later than five (5) Business Days following the delivery by a Purchaser to the Company or to the Company’s transfer agent of a certificate representing Purchased Securities issued with such restrictive legend, deliver or cause to be delivered to such Purchaser a certificate representing such Purchased Securities that is free from such restrictive legend.  The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in Section 4(i) or this Section 4(j) ..

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(iii)   Each Purchaser, severally and not jointly with the other Purchasers, will offer and sell any and all Purchased Securities pursuant to all applicable federal and state securities laws, including pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and agrees that the removal of the restrictive legend from certificates representing the Purchased Securities as set forth in this Section 4(j) is predicated upon the Company’s reliance on such Purchaser’s representations and contained herein.

(iv)   In addition, the Purchaser agrees that the Company may place stop transfer orders with its transfer agent with respect to such certificates in order to implement the restrictions on transfer set forth in this Agreement.  The appropriate portion of the legend and the stop transfer orders will be removed promptly upon delivery to the Company of such satisfactory evidence as reasonably may be required by the Company that such legend or stop transfer orders are not required to ensure compliance with the Securities Act.

(k)   Questionnaires ..  The Purchaser has completed or caused to be completed the Stock Certificate Questionnaire, attached as Appendix I hereto, and the Registration Statement Questionnaire, and the answers to such questionnaires are true and correct as of the date of this Agreement.

(l)   Restrictions on Short Sales .  Neither the Purchaser nor any Affiliate of such Purchaser which (i) had knowledge of the transactions contemplated hereby, (ii) has or shares discretion relating to such Purchaser’s investments or trading or information concerning such Purchaser’s investments, including in respect of the Purchased Securities, or (iii) is subject to such Purchaser’s review or input concerning such Affiliate’s investments or trading, has or will, directly or indirectly, during the period beginning on the date on which Merriman first contacted such Purchaser regarding the transactions contemplated by this Agreement until the time of the filing of the Current Report on Form 8-K required by Section 8(m) , engage in (1) any “short sales” (as such term is defined in Rule 3b-3 promulgated under the Exchange Act) of the Common Stock, including, without limitation, the maintaining of any short position with respect to, establishing or maintaining a “put equivalent position” (within the meaning of Rule 16a-1(h) under the Exchange Act) with respect to, entering into any swap, derivative transaction or other arrangement (whether any such transaction is to be settled by delivery of Common Stock, other securities, cash or other consideration) that transfers to another, in whole or in part, any economic consequences or ownership, or otherwise dispose of, any of the Purchased Securities by the Purchaser or (2) any hedging transaction which establishes a net short position with respect to the Purchased Securities (clauses (1) and (2) together, a “ Short Sale ”).  Each Purchaser understands and acknowledges, severally and not jointly with any other Purchaser, that the SEC currently takes the position that coverage of Short Sales “against the box” prior to the effective date of the Registration Statement with the SEC is a violation of Section 5 of the Securities Act, as set forth in Compliance and Disclosure Interpretations of the Division of Corporation Finance regarding the Securities Act.

(m)   Independent Investment .  The Purchaser has not agreed to act with any other Purchaser for the purpose of acquiring, holding or disposing of any of the Purchased Securities for purposes of Section 13(d) of the Exchange Act, and such Purchaser is acting independently with respect to its investment in the Purchased Securities.

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(n)   General Solicitation ..  Each Purchaser acknowledges that the Purchased Securities were not offered to such Purchaser by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including  (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which Purchaser was invited by any of the foregoing means of communication, or any other general solicitation or general advertisement.

(o)   Confidentiality ..  The Purchaser agrees to use any information it receives in the course of and in connection with the transactions contemplated under this Agreement for the sole purpose of evaluating a possible investment in the Purchased Securities and the Purchaser hereby acknowledges that it is prohibited from reproducing or distributing any such information, this Agreement, or any other offering materials provided by the Company or any of its Affiliates in connection with the Purchaser’s consideration of its investment in the Company, in whole or in part, or divulging or discussing any of their contents except to its advisors and representatives for the purpose of evaluating such investment. The foregoing agreements shall not apply to any information that (i) is or becomes publicly available through no fault of the Purchaser, (ii) was already known to the Purchaser prior to its disclosure by the Company or any of its Affiliates to the Purchasers, as evidenced by documentation or other evidence reasonably satisfactory to the Company, (iii) is or becomes available to the Purchaser on a non-confidential basis from a source other than the Company or any of its Affiliates (so long as the Purchaser is not aware such disclosure is in breach of a confidentiality obligation to the Company), (iv) is independently developed by the Purchaser’s personnel without access to or use of the confidential information received from the Company or any of its Affiliates, as evidenced by documentation or other evidence reasonably satisfactory to the Company or (v) is legally required to be disclosed by the Purchaser under operation of law or judicial or other governmental order; provided, however , that if the Purchaser is requested or ordered to disclose any such information pursuant to any court or other governmental order or any other applicable legal procedure, it shall provide the Company with reasonably prompt notice of any such request or order to enable the Company to seek an appropriate protective order and shall provide the Company with reasonable assistance in obtaining such protective order at the Company’s sole expense.  Other than to other Persons party to this Agreement, the Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

5.   ADVISORY FEE .   The Purchasers acknowledge that the Company intends to pay to Merriman, as financial advisor, a fee consisting of cash, shares of Common Stock and a warrant to purchase shares of Common Stock in respect of the sale of the Purchased Securities.  Each of the parties to this Agreement hereby represents that, on the basis of any actions and agreements by it, there are no other brokers or finders entitled to compensation in connection with the sale of the Purchased Securities to the Purchasers.  The Company shall indemnify and hold harmless the Purchasers from and against all fees, commission or other payments owing by the Company to Merriman or any other Person acting on behalf of the Company hereunder. Each Purchaser shall, severally and not jointly, indemnify and hold harmless the Company from and against all fees, commission or other payments owing by such Purchasers to any Person acting on behalf of the Purchasers hereunder.

6.   CONDITIONS TO THE PURCHASERS’ OBLIGATIONS AT CLOSING .   The obligations of the Purchasers to consummate the transactions contemplated herein are subject to the fulfillment or waiver, on or before the Closing, of each of the following conditions:

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(a)   Representations and Warranties True .  Each of the representations and warranties of the Company contained in Section 3 shall be true and correct in all material respects on and as of the date hereof ( provided, however , that such qualification shall only apply to representations or warranties not otherwise qualified by materiality) and on and as of the Closing Date with the same effect as though such representations and warranties had been made as of the Closing (except for representations and warranties that speak as of a specific date).

(b)   Performance .  The Company shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein; provided, however , as provided in Section 2 hereof, the Company may furnish to each Purchaser a copy of the irrevocable instructions to the Company’s transfer agent instructing the transfer agent to deliver a certificate or certificates evidencing the number of shares of Common Stock purchased by such Purchaser, registered in the name of such Purchaser and may deliver the Warrants promptly after the Closing.

(c)   Company Compliance Certificate .  The Company will have delivered to the Purchasers a certificate signed on its behalf by its Chief Executive Officer or Chief Financial Officer, dated as of the Closing Date, certifying that the conditions specified in Sections 6(a) and 6(b) hereof have been fulfilled.

(d)   Agreement .  The Company shall have executed and delivered to the Purchasers this Agreement and the Registration Rights Agreement.

(e)   Securities Exemptions ..  The offer and sale of the Purchased Securities to the Purchasers pursuant to this Agreement shall be exempt from the registration requirements of the Securities Act and the registration and/or qualification requirements of all applicable state securities laws.

(f)   Good Standing Certificate .  The Company shall have delivered to the Purchasers a certificate of the Secretary of State of the State of Delaware, dated as of a date within five days of the date of the Closing, with respect to the good standing of the Company.

(g)   Secretary’s Certificate .  The Company shall have delivered to the Purchasers a certificate of the Company executed by the Company’s Secretary (or other appropriate officer), dated as of the Closing Date, attaching and certifying to the truth and correctness of (i) the Certificate of Incorporation, (ii) the Bylaws and (iii) the resolutions adopted by the Company’s Board of Directors in connection with the transactions contemplated by this Agreement.

(h)   Opinion of Company Counsel .  The Purchasers will have received an opinion on behalf of the Company, dated as of the Closing Date, from DLA Piper LLP (US), counsel to the Company, substantially in the form attached hereto as Exhibit A ..

(i)   No Statute or Rule Challenging Transaction .  No statute, rule, regulation, executive order, decree, ruling, injunction, action, proceeding or interpretation shall have been enacted, entered, promulgated, endorsed or adopted by any court or governmental authority of competent jurisdiction or any self-regulatory organization or the staff of any of the foregoing, having authority over the matters contemplated hereby which questions the validity of, or challenges or prohibits the consummation of, any of the transactions contemplated by this Agreement.

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(j)   Other Actions .  The Company shall have executed such certificates, agreements, instruments and other documents, and taken such other actions as shall be customary or reasonably requested by the Purchasers in writing in connection with the transactions contemplated hereby.

7.   CONDITIONS TO THE COMPANY’S OBLIGATIONS AT CLOSING .   The obligations of the Company to consummate the transactions contemplated herein are subject to the fulfillment or waiver, on or before the Closing, of each of the following conditions:

(a)   Representations and Warranties True .  Each of the representations and warranties of the Purchasers contained in Section 4 shall be true and correct in all material respects on and as of the date hereof ( provided, however , that such qualification shall only apply to representations and warranties not otherwise qualified by materiality) and on and as of the Closing Date with the same effect as though such representations and warranties had been made as of the Closing (except for representations and warranties that speak as of a specific date).

(b)   Performance .  The Purchasers shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by them on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

(c)   Agreement .  Each Purchaser shall have executed and delivered to the Company this Agreement (and Appendices I and II hereto) and the Registration Rights Agreement.

(d)   Securities Exemptions ..  The offer and sale of the Purchased Securities to the Purchasers pursuant to this Agreement shall be exempt from the registration requirements of the Securities Act and the registration and/or qualification requirements of all applicable state securities laws.

(e)   Payment of Purchase Price .  The Purchasers shall have delivered to the Company by wire transfer of immediately available funds, full payment of the purchase price for the Purchased Securities as specified in Section 1(b) ..

(f)   No Statute or Rule Challenging Transaction .  No statute, rule, regulation, executive order, decree, ruling, injunction, action, proceeding or interpretation shall have been enacted, entered, promulgated, endorsed or adopted by any court or governmental authority of competent jurisdiction or any self-regulatory organization or the staff of any of the foregoing, having authority over the matters contemplated hereby which questions the validity of, or challenges or prohibits the consummation of, any of the transactions contemplated by this Agreement.

(g)   Other Actions .  The Purchasers shall have executed such certificates, agreements, instruments and other documents, and taken such other actions as shall be customary or reasonably requested by the Company in connection with the transactions contemplated hereby.

8.   MISCELLANEOUS .

(a)   Successors and Assigns .  The terms and conditions of this Agreement will inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties.  The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers holding at least a majority of the total aggregate number of Purchased Securities then held by all Purchasers.  Any Purchaser may assign its rights under this Agreement to any person to whom such Purchaser assigns or transfers any of the Purchased Securities, provided that such transferee agrees in writing to be bound by the terms and provisions of this Agreement, and such transfer is in compliance with the terms and provisions of this Agreement and permitted by federal and state securities laws.

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(b)   Governing Law .  This Agreement will be governed by and construed and enforced under the internal laws of the State of New York, without reference to principles of conflict of laws or choice of laws.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(c)   Survival .  The representations and warranties of the Company contained in Section 3 of this Agreement and of the Purchasers contained in Section 4 of this Agreement shall survive until the first (1st) anniversary of the Closing Date.

(d)   Counterparts .  This Agreement may be executed in two (2) or more counterparts, each of which will be deemed an original, but all of which together will constitute one (1) and the same instrument.

(e)   Headings .  The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.  All references in this Agreement to sections, paragraphs, exhibits and schedules will, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by reference.

(f)   Notices .  Any notices and other communications required or permitted under this Agreement shall be in writing and shall be delivered (i) personally by hand or by courier, (ii) mailed by United States first-class mail, postage prepaid or (iii) sent by facsimile or other electronic transmission directed (1) if to any Purchaser, at such Purchaser’s address, facsimile number or other address for electronic transmission set forth on the Purchaser’s signature page to this Agreement, or at such address or facsimile number as such Purchaser may designate by giving at least ten (10) days’ advance written notice to the Company or (2) if to the Company, to its address or facsimile number or other address for electronic transmission set forth below, or at such other address or facsimile number as the Company may designate by giving at least ten (10) days’ advance written notice to the Purchasers.  All such notices and other communications shall be deemed given upon (i) receipt or refusal of receipt, if delivered personally, (ii) three (3) days after being placed in the mail, if mailed, or (iii) confirmation of facsimile transfer or other electronic transmission, if faxed.

If to the Company:

OCZ Technology Group, Inc.
6373 San Ignacio Avenue
San Jose, CA  95119
Tel:  (408) 733-8400
Fax:  (408) 904-6907
Attention:  Chief Financial Officer

with a copy to:

DLA Piper LLP (US)
2000 University Avenue
East Palo Alto, California 94303
Tel:  (650) 833-2000
Fax:  (650) 687-1106
Attention: Edward Batts, Esq.

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(g)   Amendments and Waivers .  This Agreement may be amended and the observance of any term of this Agreement may be waived only with the written consent of the Company and the Purchasers holding at least a majority of the total aggregate number of the Purchased Securities then held by all Purchasers.  Any amendment effected in accordance with this Section 8(g) will be binding upon all Purchasers, the Company and their respective successors and assigns.

(h)   Severability .  If any provision of this Agreement is held to be unenforceable under applicable law, such provision will be excluded from this Agreement and the balance of the Agreement will be interpreted as if such provision were so excluded and will be enforceable in accordance with its terms.

(i)   Entire Agreement ..  This Agreement and the Transaction Documents, together with all exhibits and schedules hereto and thereto, constitute the entire agreement and understanding of the parties with respect to the subject matter hereof and thereof and supersede any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties with respect to the subject matter hereof and thereof.

(j)   Further Assurances ..  From and after the date of this Agreement, upon the request of the Company or the Purchasers, the Company and the Purchasers will execute and deliver such instruments, documents or other writings, and take such other actions, as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

(k)   Meaning of Include and Including .  Whenever in this Agreement the word “include” or “including” is used, it shall be deemed to mean “include, without limitation” or “including, without limitation,” as the case may be, and the language following “include” or “including” shall not be deemed to set forth an exhaustive list.

(l)   Fees, Costs and Expenses .  All fees, costs and expenses (including attorneys’ fees and expenses) incurred by any party hereto in connection with the preparation, negotiation and execution of the Transaction Documents and the exhibits and schedules hereto or thereto and the consummation of the transactions contemplated hereby and thereby (including the costs associated with any filings with, or compliance with any of the requirements of any governmental authorities), shall be the sole and exclusive responsibility of such party.

(m)   8-K Filing and Publicity .  As soon as practicable following the execution of this Agreement, but in no event later than the fourth day following the Execution Date, the Company shall file a Current Report on Form 8-K with the SEC describing the material terms of the transactions contemplated by this Agreement and attaching this Agreement and the press release referred to below as exhibits to such filing (the “ 8-K Filing ” including all attachments).  Neither the Company nor any Purchaser shall issue any press releases or any other public statements with respect to the transactions contemplated by this Agreement without the prior approval of the other party; provided, however , that the Company shall be entitled, without the prior approval of any Purchaser, to issue any press release or make any other public disclosure (including a press release (concerning the offering of the Purchased Securities) pursuant to Rule 135(c) under the Securities Act) with respect to such transactions (i) in substantial conformity with the 8-K Filing and (ii) as is required by applicable laws and regulations; and, provided further , that no such release may identify a Purchaser unless such Purchaser has consented thereto in writing, or as required by law.

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(n)   Waivers .  No waiver by any party to this Agreement of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

(o)   Stock Splits, Dividends and other Similar Events .  The provisions of this Agreement shall be appropriately adjusted to reflect any stock split, stock dividend, reorganization or other similar event that may occur with respect to the Company after the date hereof.

(p)   Remedies .  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each Purchaser and the Company will be entitled to specific performance under this Agreement.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

[ Remainder of page intentionally left blank.  Signature pages follow. ]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

OCZ TECHNOLOGY GROUP, INC.

By:	/s/ Arthur F. Knapp
Name: Arthur F. Knapp
Title: Chief Financial Officer

[PURCHASER SIGNATURE PAGES FOLLOW]

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Exhibit 10.2

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “ Agreement ”) is made and entered into as of October 29, 2010, by and among OCZ Technology Group, Inc., a Delaware corporation (the “ Company ”), and the purchasers signatory hereto (each such purchaser is a “ Purchaser ” and collectively, the “ Purchasers ”).

This Agreement is made pursuant to the Securities Purchase Agreement, dated as of the date hereof among the Company and the Purchasers (the “ Purchase Agreement ”).

The Company and the Purchasers hereby agree as follows:

1.   Definitions .  Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement.  As used in this Agreement, the following terms shall have the following meanings:

“ Advice ” shall have the meaning set forth in Section 6(d).

“ Effectiveness Date ” means, with respect to the initial Registration Statement required to be filed hereunder, the 90th calendar day following the Closing Date, or the 120th calendar day in the case of any review by the SEC of the initial Registration Statement, and, with respect to any additional Registration Statements which may be required pursuant to Section 3(c), the 90 th calendar day following the date on which the Company first knows, or reasonably should have known, that such additional Registration Statement is required hereunder; provided , however , in the event the Company is notified by the SEC that one of the above Registration Statements will not be reviewed or is no longer subject to further review and comments, the Effectiveness Date as to such Registration Statement shall be the fifth Business Day following the date on which the Company is so notified if such date precedes the dates required above.

“ Effectiveness Period ” shall have the meaning set forth in Section 2(a).

“ Event ” shall have the meaning set forth in Section 2(b).

“ Event Date ” shall have the meaning set forth in Section 2(b).

“ Filing Date ” means, with respect to the initial Registration Statement required hereunder, the 45th calendar day following the Closing Date, and, with respect to any additional Registration Statements which may be required pursuant to Section 3(c), the 30 th day following the date on which the Company first knows, or reasonably should have known, that such additional Registration Statement is required hereunder.

“ Holder ” or “ Holders ” means the holder or holders, as the case may be, from time to time of Registrable Securities.

“ Indemnified Party ” shall have the meaning set forth in Section 5(c).

“ Indemnifying Party ” shall have the meaning set forth in Section 5(c).

“ Losses ” shall have the meaning set forth in Section 5(a).

“ Plan of Distribution ” shall have the meaning set forth in Section 2(a).

“ Proceeding ” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“ Prospectus ” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“ Purchased Securities ” means the Shares and the Warrant Shares.

“ Registrable Securities ” means all of (i) the Purchased Securities and (ii) the shares of Common Stock issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing.

“ Registration Statement ” means the registration statements required to be filed hereunder and any additional registration statements contemplated by Section 3(c), including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“ Rule 415 ” means Rule 415 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such Rule.

“ Rule 424 ” means Rule 424 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such Rule.

2.   Shelf Registration .

(a)   On or prior to each Filing Date, the Company shall prepare and file with the SEC a Registration Statement covering the resale of the Registrable Securities as would permit or facilitate the resale and distribution of all the Registrable Securities in the manner reasonably requested by the Holders.  The Registration Statement shall be on Form S-1 and shall contain (unless otherwise directed by the Holders) substantially the “ Plan of Distribution ” attached hereto as Annex A .  Subject to the terms of this Agreement, the Company shall use its commercially reasonable efforts to cause a Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, and shall use its commercially reasonable efforts to keep such Registration Statement continuously effective under the Securities Act until all Registrable Securities covered by such Registration Statement have been sold or may be sold without volume restrictions pursuant to Rule 144 as determined by counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company’s transfer agent and the affected Holders, but in no event more than three (3) years from the Closing Date (the “ Effectiveness Period ”).  The Company shall telephonically request effectiveness of a Registration Statement as of 5:00 pm Eastern Time on a Business Day.   The Company shall notify the Holders via facsimile or other electronic transmission of the effectiveness of a Registration Statement on the same Business Day that the Company telephonically confirms effectiveness with the SEC.  Failure to so notify the Holder within one (1) Business Day of such confirmation shall be deemed an Event under Section 2(c).

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(b)   Notwithstanding anything to the contrary in this Agreement, in the event the staff of the SEC (the “ Staff ”) or the SEC seeks to characterize any offering pursuant to a Registration Statement filed pursuant to this Agreement as constituting an offering of securities by or on behalf of the Company such that Rule 415 is not available to the Company to register the resale of such Registrable Securities and as a result the Staff or the SEC does not permit such Registration Statement to become effective and used for resales in a manner that permits the continuous resale at the market by the Holders participating therein (or as otherwise may be acceptable to each Holder) without being named therein as an “underwriter,” then the Company shall reduce the number of shares to be included in such Registration Statement by all Holders until such time as the Staff and the SEC shall so permit such Registration Statement to become effective as aforesaid.  In making such reduction, the Company shall reduce the number of Registrable Securities to be included by all Holders on a pro rata basis (based upon the number of Registrable Securities otherwise required to be included for each Holder) unless the inclusion of shares by a particular Holder or a particular set of Holders results in the Staff or the SEC’s taking the position that the inclusion of such Registrable Securities by such Holders would constitute a registration “by or on behalf of the Company,” in which event the shares held by such Holder or set of Holders shall be the only shares subject to reduction (and if by a set of Holders on a pro rata basis by such Holders or on such other basis as would result in the exclusion of the least number of shares by all such Holders).  In addition, in the event that the Staff or the SEC requires any Holder seeking to sell securities under a Registration Statement filed pursuant to this Agreement to be specifically identified as an “underwriter” (an “ Underwriter Identification ”) in order to permit such Registration Statement to become effective, and such Holder does not consent to being so named as an underwriter in such Registration Statement, then, in each such case, the Company shall reduce the total number of Registrable Securities to be registered on behalf of such Holder, until such time as the Staff or the SEC does not require such Underwriter Identification or until such Holder accepts such Underwriter Identification and the manner thereof.  In the event of any reduction in Registrable Securities pursuant to this Section 2(b) (such Registrable Securities, the “ SEC Non-Registrable Securities ”), if requested by a Holder holding Registrable Securities that were so excluded from such registration, the Company shall use its commercially reasonable efforts to cause such SEC Non-Registrable Securities to be registered to the greatest extent and at the earliest opportunity practicable and in any event not later than 90 days after the earliest practicable date permitted under applicable guidance of the SEC and the Staff (and shall use its commercially reasonable efforts to effect additional registrations of SEC Non-Registrable Securities until all such securities have been included in additional Registration Statements).

(c)   Notwithstanding anything to the contrary in this Agreement, a Holder shall have the right to require the Company to exclude all or any portion of such Holder’s Registrable Securities from any Registration Statement, by written notice to the Company upon such Holder’s reasonable belief that (i) inclusion of such Registrable Securities in the Registration Statement could subject such Holder to underwriter liability, or (ii) the SEC or the Staff will impose restrictions and terms on the disposition of such Registrable Securities that are materially inconsistent with the Plan of Distribution attached hereto as Annex A .  In such event, the Company shall be required to file a new registration statement for such excluded shares in accordance with Section 2(b).

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(d)   If: (i) a Registration Statement is not filed on or prior to its Filing Date, or (ii) the Company fails to file with the SEC a request for acceleration in accordance with Rule 461 promulgated under the Securities Act, within five (5) Business Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the SEC that a Registration Statement will not be “reviewed,” or is not subject to further review, or (iii) a Registration Statement filed or required to be filed hereunder is not declared effective by the SEC by its Effectiveness Date, or (iv) after the Effectiveness Date, a Registration Statement ceases for any reason to remain continuously effective as to all Registrable Securities (other than SEC Non-Registrable Securities) for which it is required to be effective prior to the expiration of the Effectiveness Period, without being promptly succeeded by a subsequent Registration Statement filed with and declared effective by the SEC, or the Holders are not permitted to utilize the Prospectus therein to resell such Registrable Securities for 10 consecutive Business Days or more than an aggregate of 15 Business Days during any 12-month period (which need not be consecutive Business Days) (any such failure or breach being referred to as an “ Event ,” and for purposes of clause (i) or (iv) the date on which such Event occurs, or for purposes of clause (ii) the date on which such five (5) Business Day period is exceeded, or for purposes of clause (iv) the date on which such 10 or 15 Business Day period, as applicable, is exceeded being referred to as “ Event Date ”), then in addition to any other rights the Holders may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Holder an amount in cash, as partial liquidated damages and not as a penalty, equal to 1.0% of the aggregate purchase price paid by such Holder pursuant to the Purchase Agreement for any Purchased Securities then held by such Holder (other than SEC Non-Registrable Securities); provided , however , that the Company shall not incur liquidated damages under this Section 2(b) if such Event occurs after the expiration of the Effectiveness Period; provided , further , that the Company shall not incur liquidated damages under this Section 2(b) in excess of 10.0% of the aggregate purchase price paid by any Holder pursuant to the Purchase Agreement for any Purchased Securities (other than SEC Non-Registrable Securities) then held by such Holder.  If the Company fails to pay any partial liquidated damages pursuant to this Section in full within seven (7) Business Days after the date payable, the Company will pay interest thereon at a rate of 18% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holder, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. Notwithstanding anything to the contrary in this paragraph (d), if (I) any of the Events described in clauses (i), (ii), (iii), or (iv), shall have occurred, (II) on or prior to the applicable Event Date, the Company shall have exercised its rights under Section 3(j) hereof and (III) the postponement or suspension permitted pursuant to such Section 3(j) shall remain effective as of such applicable Event Date, then the applicable Event Date shall be deemed instead to occur on the second (2nd) Business Day following the termination of such postponement or suspension.  Notwithstanding the foregoing, the Company shall not be obligated to pay liquidated damages for a delay or suspension of effectiveness as a result of the suspension provided in Section 3(j) or as the result of the occurrence of any event or the passage of time described in Section 3(c)(v) that occurs prior to the Effectiveness Date.  Notwithstanding anything to the contrary in this Agreement, in the event that the SEC or the Staff (whether by means of a comment letter provided by the SEC or the Staff relating to the Registration Statement or otherwise) makes a determination that the registration of the Registrable Securities under the Registration Statement may not be appropriately characterized as secondary offerings that are eligible to be made on a shelf basis under Rule 415 or that one or more of the Holders should be named as an underwriter therein, then the failure to comply with Section 2(a) with respect to such SEC Non-Registrable Securities shall not be deemed to be an Event.

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3.   Registration Procedures. In connection with the Company’s registration obligations hereunder, the Company shall:

(a)   Not less than five (5) Business Days prior to the filing of the initial Registration Statement, or not less than three (3) Business Days  prior to the filing of any related Prospectus or any amendment or material supplement thereto (but not including any document that would be incorporated or deemed to be incorporated therein by reference, and not including a Prospectus supplement or amendment filed solely for the purpose of adding the contents of a Form 10-Q or Form 8-K to the Prospectus filed at such as time as the Registration Statement is on a form that does not permit “forward” incorporation by reference), (i) furnish to each Holder copies of all such documents proposed to be filed, which documents will be subject to the review of such Holders, and (ii) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file a Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Holders of a majority of the Registrable Securities shall reasonably object in good faith, provided that, the Company is notified of such objection in writing no later than three (3) Business Days after the Holders have been so furnished copies of such documents. Each Holder agrees to furnish to the Company a completed Registration Statement Questionnaire, as of a date not less than two (2) Business Days prior to the Filing Date or by the end of the third (3rd) Business Day following the date on which such Holder receives draft materials in accordance with this Section.

(b)   (i) Prepare and file with the SEC such amendments, including post-effective amendments, to a Registration Statement and the Prospectus used in connection therewith as may be necessary to keep a Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the SEC such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement (subject to the terms of this Agreement), and as so supplemented or amended to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably possible to any comments received from the SEC with respect to a Registration Statement or any amendment thereto and as promptly as reasonably possible provide the Holders true and complete copies of all correspondence from and to the SEC relating to a Registration Statement; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by a Registration Statement during the applicable period in accordance (subject to the terms of this Agreement) with the intended methods of disposition by the Holders thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented.

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(c)   Notify the Holders of Registrable Securities to be sold (which notice shall, pursuant to clauses (ii) through (vi) hereof, be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made) as promptly as reasonably possible (and, in the case of (i)(A) below, not less than five (5) Business Days prior to such filing) and (if requested by any such Person) confirm such notice in writing no later than one (1) Business Day following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed (other than a Prospectus supplement filed or incorporated or deemed to be incorporated therein by reference solely for the purpose of adding the contents of a Form 10-Q or Form 8-K to the Prospectus filed at such as time as the Registration Statement is on a form that does not permit “forward” incorporation by reference); (B) when the SEC notifies the Company whether there will be a “review” of such Registration Statement and whenever the SEC comments in writing on such Registration Statement; and (C) with respect to a Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC or any other Federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information; (iii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; (v) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in a Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to a Registration Statement, Prospectus or other documents so that, in the case of a Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (vi) the occurrence or existence of any pending corporate development with respect to the Company that the Company believes may be material and that, in the determination of the Company, makes it not in the best interest of the Company to allow continued availability of a Registration Statement or Prospectus; provided that any and all of such information shall remain confidential to each Holder until such information otherwise becomes public, unless disclosure by a Holder is required by law; provided, further, that the Company’s filing with the SEC of a current report on Form 8-K containing the disclosure required under Item 4.02 of Form 8-K shall satisfy the notices provisions of this Section 3(c) with respect to clause (v) above.

(d)   Use its commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

(e)   Furnish to each Holder, without charge, at least one conformed or electronic copy of each such Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference to the extent requested by such Person, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the SEC.

(f)   Promptly deliver to each Holder, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request in connection with resales by the Holder of Registrable Securities.  Subject to the terms of this Agreement, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto, except after the giving on any notice pursuant to Section 3(c).

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(g)   If Rule 5110 of the Financial Industry Regulatory Authority (“ FINRA ”) requires any broker-dealer to make a filing prior to executing a sale by a Holder, make an Issuer Filing with the FINRA Corporate Financing Department pursuant to FINRA Rule 5190 and respond within five (5) Business Days to any comments received from FINRA in connection therewith, and pay the filing fee required in connection therewith.

(h)   Prior to any resale of Registrable Securities by a Holder, use its commercially reasonable efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from the Registration or qualification) of such Registrable Securities for the resale by the Holder under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing, to keep each registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by each Registration Statement; provided, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject the Company to any material tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction.

(i)   If requested by the Holders, cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by the Purchase Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may request.

(j)   Upon the occurrence of any event contemplated by this Section 3, as promptly as reasonably possible under the circumstances taking into account the Company’s good faith assessment of any adverse consequences to the Company and its stockholders of the premature disclosure of such event, prepare a supplement or amendment, including a post-effective amendment, to a Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither a Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  If the Company notifies the Holders in accordance with clauses (ii) through (vi) of Section 3(c) above to suspend the use of any Prospectus until the requisite changes to such Prospectus have been made, then the Holders shall suspend use of such Prospectus.  The Company will use its commercially reasonable efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable.  The Company shall be entitled to exercise its right under this Section 3(j) to suspend the availability of a Registration Statement and Prospectus, subject to the payment of partial liquidated damages pursuant to Section 2(b), for a period not to exceed 60 days (which need not be consecutive days) in any 12 month period.

(k)   Comply with all applicable rules and regulations of the SEC.

(l)   The Company may require each selling Holder to furnish to the Company a certified statement as to the number of shares of Common Stock beneficially owned by such Holder and, if required by the SEC, the person thereof that has voting and dispositive control over the Purchased Securities. During any periods that the Company is unable to meet its obligations hereunder with respect to the registration of the Registrable Securities solely because any Holder fails to furnish such information within three (3) Business Days of the Company’s request, any liquidated damages that are accruing at such time as to such Holder only shall be tolled and any Event that may otherwise occur solely because of such delay shall be suspended as to such Holder only, until such information is delivered to the Company.

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4.   Registration Expenses .  All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement.  The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the NASDAQ Capital Market or other market or exchange on which the Common Stock is then listed or quoted for trading, (B) in compliance with applicable state securities or Blue Sky laws reasonably agreed to by the Company in writing (including, without limitation, fees and disbursements of counsel for the Company in connection with Blue Sky qualifications or exemptions of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as requested by the Holders), and (C) any filing fees with FINRA, (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is reasonably requested by the holders of a majority of the Registrable Securities included in a Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement.  In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder. In no event shall the Company be responsible for any broker or similar commissions or, except to the extent provided for in the Transaction Documents, any legal fees or other costs of the Holders.

5.   Indemnification

(a)   Indemnification by the Company .  The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, agents, brokers (including brokers who offer and sell Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call of Common Stock), investment advisors and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “ Losses ”), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in a Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (i) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in a Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto (it being understood that the Holder has approved Annex A hereto for this purpose) or (ii) in the case of an occurrence of an event of the type specified in Section 3(c)(ii)-(vi), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 6(d).  The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding arising from or in connection with the transactions contemplated by this Agreement of which the Company is aware.

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(b)   Indemnification by Holders . Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, to the extent arising out of or based solely upon: (x) such Holder’s failure to comply with the prospectus delivery requirements of the Securities Act or (y) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading (i) to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Company specifically for inclusion in such Registration Statement or such Prospectus or (ii) to the extent that (1) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in a Registration Statement (it being understood that the Holder has approved Annex A hereto for this purpose), such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (2) in the case of an occurrence of an event of the type specified in Section 3(c)(ii)-(vi), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or  defective and prior to the receipt by such Holder of the Advice contemplated in Section 6(d).  In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c)   Conduct of Indemnification Proceedings . If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “ Indemnified Party ”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “ Indemnifying Party ”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless:  (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall reasonably believe that a material conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of one separate counsel shall be at the expense of the Indemnifying Party).  The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld.  No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

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Subject to the terms of this Agreement, all reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten Business Days of written notice thereof to the Indemnifying Party; provided , that the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is not entitled to indemnification hereunder, determined based upon the relative faults of the parties.

(d)   Contribution .  If the indemnification under Section 5(a) or 5(b) is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless for any Losses, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission.  The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph.  Notwithstanding the provisions of this Section 5(d), no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, except in the case of fraud by such Holder.

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The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

6.   Miscellaneous

(a)   Remedies .  In the event of a breach by the Company or by a Holder, of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement.  The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

(b)   No Piggyback on Registrations .  Except as set forth in the Purchase Agreement or the SEC Documents, neither the Company nor any of its security holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company in the initial Registration Statement other than the Registrable Securities.  Except as set forth in the Purchase Agreement or the SEC Documents, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.  The Company shall not file any other registration statements until the initial Registration Statement required hereunder is declared effective by the SEC, provided that this Section 6(b) shall not prohibit the Company from filing (a) registration statement in satisfaction of any registration rights as set forth in the SEC Documents; and (b) amendments to registration statements already filed.

(c)   Compliance .  Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to a Registration Statement.

(d)   Discontinued Disposition .  Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(c), such Holder will forthwith discontinue disposition of such Registrable Securities under a Registration Statement until such Holder’s receipt of the copies of the supplemented Prospectus and/or amended Registration Statement or until it is advised in writing (the “ Advice ”) by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement.  The Company will use its commercially reasonable efforts to ensure that the use of the Prospectus may be resumed as promptly as it practicable.  The Company agrees and acknowledges that any periods during which the Holder is required to discontinue the disposition of the Registrable Securities hereunder shall be subject to the provisions of Section 2(b).

(e)   Amendments and Waivers . The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and each Holder of the then outstanding Registrable Securities.  Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders and that does not directly or indirectly affect the rights of other Holders may be given by Holders of all of the Registrable Securities to which such waiver or consent relates; provided , however , that in the event the Company shall deliver written notice to a Holder with respect to a requested waiver or amendment, such Holder shall be deemed to have consented and agreed to such amendment or waiver if such Holder does not provide written notice to the Company indicating such Holder’s non-consent within ten (10) calendar days of delivery by the Company of such written notice;   provided , further , that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

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(f)   Notices . Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Purchase Agreement.

(g)   Successors and Assigns . This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. The Company may not assign its rights or obligations hereunder without the prior written consent of all of the Holders of the then-outstanding Registrable Securities. Each Holder may assign their respective rights hereunder in the manner and to the Persons as permitted under the Purchase Agreement.

(h)   No Inconsistent Agreements . Neither the Company nor any of its subsidiaries has entered, as of the date hereof, nor shall the Company or any of its subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities, that would have the effect of impairing the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof.  Except as set forth in the Transaction Documents or in the SEC Documents, neither the Company nor any of its subsidiaries has previously entered into any agreement granting any registration rights with respect to any of its securities to any Person that have not been satisfied in full.

(i)   Execution and Counterparts .  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement.  In the event that any signature is delivered by facsimile or other electronic transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile or other electronic signature were the original thereof.

(j)   Governing Law .  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined with the provisions of the Purchase Agreement.

(k)   Cumulative Remedies ..  The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

(l)   Severability . If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.  It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

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(m)   Headings .  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(n)   Independent Nature of Holders’ Obligations and Rights .  The obligations of each Holder hereunder are several and not joint with the obligations of any other Holder hereunder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder hereunder.  Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Holder pursuant hereto or thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement.  Each Holder shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose.

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[ Signature pages follow. ]

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IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

OCZ TECHNOLOGY GROUP, INC.

By:	/s/ Arthur F. Knapp
Name: Arthur F. Knapp
Title: Chief Financial Officer

[SIGNATURE PAGES OF PURCHASERS FOLLOW]

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